EXECUTION VERSION

Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS CONFIDNETIAL, THE DISCLOSURE OF WHICH WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is entered into as of April 14, 2024 (the “Execution Date”) by and among Allurion Technologies, Inc., a Delaware corporation (formerly known as Allurion Technologies Holdings, Inc.) (together with its successors and permitted assigns, the “Company”), the purchasers from time to time party hereto (each, a “Purchaser” and, collectively, the “Purchasers”), RTW Investments, LP, as agent for the Purchasers (in such capacity, together with its successors and permitted assigns, the “Principal Purchaser”) and Acquiom Agency Services LLC, as collateral agent for the Purchasers and the Principal Purchaser (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Purchasers are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company convertible senior secured notes in substantially the form attached hereto as Exhibit A (each as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) in an aggregate principal amount of up to $48,000,000 (the “Note Purchase Amount”);

WHEREAS, the Company’s direct subsidiary, Allurion Technologies, LLC, a Delaware limited liability company (formerly known as Allurion Technologies, Inc.) (together with its successors and permitted assigns, “Allurion Opco”), has previously entered into the Revenue Interest Financing Agreement, dated as of February 9, 2023 (as modified by that certain Assignment and Assumption, dated April 27, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain Company Assumption Agreement, dated as of August 1, 2023, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Original RIFA”), among 4010 Royalty Investments ICAV, an Irish collective asset-management vehicle, for and on behalf of its sub-fund, 4010 Royalty Investments Fund 1, and 4010 Royalty Master Fund LP, a Cayman Islands limited partnership (as transferees of the investors initially party to the Original RIFA) (collectively, together with their successors and permitted assigns, the “Original RIFA Investors”) and Allurion Opco, which is contemplated to be amended on the date hereof pursuant to the First Amendment to Revenue Interest Financing Agreement (the “RIFA Amendment”) among Allurion Opco, the Original RIFA Investors and RTW Investments, LP, as administrative agent (together with its successors and permitted assigns, the “RIFA Agent”), to reflect certain modifications agreed between the parties thereto in connection with the Purchasers’ purchase of the Notes;

WHEREAS, it is contemplated that (i) Allurion Opco and certain other Subsidiaries of the Company, as well as additional Subsidiaries of the Company that are required to do so in the future pursuant to the provisions of Section 7.4 hereof, will (A) guaranty the Company’s Obligations pursuant to the Guaranty (as defined below) and (B) secure their obligations in respect of this Agreement and the other Note Documents pursuant to the Security Agreement (as defined below)

and the other Collateral Documents (as defined below), and (ii) the Liens granted pursuant to the Security Agreement and the other Collateral Documents will rank pari passu with Liens that have been granted by the Company and the Guarantors in favor of the RIFA Agent securing obligations in respect of the RIFA (as defined below) and related agreements, in accordance with the terms of the Intercreditor Agreement (as defined below); and

WHEREAS, the Notes are subject to conversion into shares of Common Stock of the Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“1% Exception” has the meaning specified in Section 4.4(h) hereof.

“2023 10-K” has the meaning specified in Section 5.10(a) hereof.

“Additional Amounts” has the meaning specified in Section 13.13(a) hereof.

“Additional Interest” has the meaning specified in Section 14.2 hereof.

“Additional RIFA” means a revenue interest financing agreement with Allurion Opco in the form attached as Annex A to the Side Letter.

“Additional RIFA Investors” means RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (as transferee from RTW Biotech Opportunities Ltd. (formerly known as RTW Venture Fund Limited)), in each case, together with their successors and permitted assigns.

“Additional Shares” means all shares of Common Stock issued or deemed to be issued by the Company after the date hereof, other than (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (b), collectively, “Exempted Securities”):

(i) as to any series of preferred stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of preferred stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that results in an adjustment to the Conversion Rate pursuant to Section 4.4;

(iii) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities or Options, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a permitted debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors;

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors;

(vii) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors; or

(viii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturer, marketing or other similar agreements or strategic partnerships approved by the Board of Directors.

“Adjustment Shares” has the meaning specified in Section 4.6(a) hereof.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or with respect to the Purchasers, any other investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or that shares the same management company or investment adviser with, the Purchasers. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities entitled to elect the board of directors or management board, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing. Unless expressly stated otherwise herein, no Purchaser shall be deemed an Affiliate of the Company.

“Agreement” has the meaning specified in the introductory paragraph.

“Allowable Grace Period” has the meaning specified in Section 14.4(n) hereof.

“Allurion Australia” means Allurion Australia Pty Ltd, with Australian Company Number 658 546 117, a wholly-owned Subsidiary of Allurion Opco.

“Allurion France” means Allurion France SAS, a wholly-owned Subsidiary of Allurion Opco.

“Allurion Opco” has the meaning specified in the Recitals.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

“Applicable Law” means, with respect to any Person, all Laws, rules, regulations and orders of Governmental Entities applicable to such Person or any of its properties or assets.

“Attribution Parties” has the meaning set forth in Section 4.10 hereof.

“Australian Security Documents” means, collectively, (i) the Australian law governed general security agreement executed by Allurion Australia in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, to be entered into on or after the date hereof and (ii) the Australian law governed specific security agreement executed by Allurion Opco in favor of the Collateral Agent to be entered into on or after the date hereof and (iii) any document required to be delivered under or related to the foregoing.

“Authorizations” has the meaning set forth in Section 5.15(a) hereof.

“Authorized Denomination” means, with respect to a Note, an initial principal amount thereof equal to $1,000 or any integral multiple of $1.00 in excess thereof.

“Beneficial Ownership Limitation” has the meaning specified in Section 4.10 hereof.

“Board Observer” has the meaning set forth in Section 7.8 hereof.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business” means, at any time, a collective reference to the businesses operated by the Company and its Subsidiaries at such time.

“Business Combination Event” has the meaning specified in Section 11.1 hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any Indebtedness convertible into, or exchangeable into, such equity.

“Cash Interest” has the meaning specified in Section 3.2 hereof.

“Charter Documents” has the meaning specified in Section 5.4(a) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Closing” has the meaning specified in Section 2.3 hereof.

“Closing Date” has the meaning specified in Section 2.3 hereof.

“Collateral” has the meaning ascribed thereto in the Security Agreement.

“Collateral Agent” has the meaning specified in the introductory paragraph.

“Collateral Agent Fee Letter” has the meaning specified in Section 12.4(b) hereof.

“Collateral Documents” means, collectively, the Security Agreement, each Real Property Security Document, each Intellectual Property Security Agreement (as defined in the Security Agreement), each Foreign Security Document, and each other security agreement, control agreement or financing statement, registration, recordation, filing, instrument or approval required, entered into or recommended to grant, perfect and otherwise render enforceable Liens in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, for purposes of securing the Obligations, including (without limitation) pursuant to Section 7.5, in each case, as amended or otherwise modified from time to time.

“Commercially Reasonable and Diligent Efforts” means, with respect to the efforts to be expended with respect to the Products, such efforts and resources normally used by a reasonably prudent company in the medical device industry of a size and product portfolio comparable, and with similar resources available, to the Company and its Subsidiaries (provided that, except as would not reasonably be expected to result in a Material Adverse Effect, the number of full time sales representatives (including direct sales representatives, tele-sales representatives, consultants and customer care managers) of the Company with respect to the Product shall not fall below sixty (60) at any time after the Closing Date and shall not fall below seventy (70) at any time after December 31, 2024), with the marketing, sale and product development and research plans similar to similarly situated companies in the medical device industry, taken as a whole, in which medical device product is owned or licensed in the same manner as the Products, which medical device product is at a similar stage in its product life and of similar market and profit potential as the Products, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products, pricing/reimbursement for the medical device product, the intellectual property and regulatory protection of the medical device product, the regulatory structure and the profitability of the medical device product, all as measured by the facts and circumstances in existence at the time such efforts are due.

“Commission” or the “SEC” means the United States Securities and Exchange Commission.

“Commodity Account” means any commodity account, as such term is defined in Section 9-102 of the UCC.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share, subject to Section 4.7 hereof.

“Common Stock Change Event” has the meaning specified in Section 4.7(a) hereof.

“Company” has the meaning specified in the introductory paragraph.

“Company Indemnified Parties” has the meaning specified in Section 14.9(b) hereof.

“Company Intellectual Property” has the meaning specified in Section 5.16 hereof.

“Company Party” means any of the Company and the Guarantors.

“Company Product” has the meaning specified in Section 5.15(a) hereof.

“Confidential Information” means any and all technical and non-technical non-public information provided by any Company Party or any Affiliate thereof to the Purchasers, the Principal Purchaser and/or the Collateral Agent (including, without limitation, any notices or other information provided pursuant to any Note Document), either directly or indirectly, and including any materials prepared on the basis of such information, whether in graphic, written, electronic or oral form, and marked or identified at the time of disclosure as confidential, or which by its context would reasonably be deemed to be confidential, including without limitation information relating to the technology, products and services of the Company and its Affiliates and any business, financial or customer information relating to the Company and its Affiliates; provided that, the existence and terms of this Agreement shall be deemed the Confidential Information of the Company.

“Contract” means any contract, agreement, commitment, instrument, license, sublicense, subcontract, real or personal property lease or sublease, note, indenture, mortgage, bond, letter of credit, guarantee, purchase order, or other legally binding business arrangement, whether written or oral, together with any amendments, restatements, supplements or other modifications thereto.

“Contractual Obligation” means, as to any Person, any obligation arising under any Contract.

“Controlled Account” has the meaning specified in Section 7.10(a) hereof.

“Conversion Consideration” has the meaning specified in Section 4.3(b)(i) hereof.

“Conversion Date” has the meaning specified in Section 4.2(a) hereof.

“Conversion Notice” has the meaning specified in Section 4.2(a) hereof.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date (and calculated as appropriate for any Authorized Denomination in integral multiples of $1.00 in excess of $1,000).

“Conversion Rate” means the higher of: (i) 307.0797 shares of Common Stock per $1,000 principal amount of Notes and (ii) a number of shares of Common Stock per $1,000 principal amount of Notes equal to the quotient of $1,000, divided by 135% of the Next Equity Financing Price, in each case as the Conversion Rate may be subject to further adjustment as set forth herein. From the Closing Date until the date of the Next Equity Financing, the Conversion Rate will be the number reflected in clause (i). In each case, the Conversion Rate shall be calculated as appropriate for any Authorized Denomination in integral multiples of $1.00 in excess of $1,000.

“Convertible Securities” means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, but excluding Options.

“Conversion Shares” has the meaning specified in Section 5.2(b) hereof.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by Law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to; and (b) all copyright rights under the copyright Laws of the United States and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by Law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Cut Back Securities” has the meaning specified in Section 14.3 hereof.

“Daily VWAP” means the consolidated volume-weighted average price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “˂equity˃ AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Last Reported Sale Price on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC.

“Disposition” or “Dispose” means the sale, transfer, out-license, lease or other disposition (including any sale and leaseback transaction or any issuance by any Subsidiary of its Equity Interests other than to a Company Party) of any property included in the Collateral (or that would be Collateral if it were property of a Company Party) by any Company Party or any Subsidiary of the Company, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (collectively, the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of the Business of the Company and its Subsidiaries, (c) the abandonment or other disposition of IP Rights that are not material or are no longer used or useful in any material respect in the Business of the Company and its Subsidiaries, (d) licenses, sublicenses, leases or subleases (other than relating to IP Rights, in each case) granted to third parties in the ordinary course of business and not interfering with the Business of the Company and its Subsidiaries, (e) any Involuntary Disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, IP Rights) in settlement of, or to make payment in satisfaction of, any property or casualty insurance, (f) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction, (g) Permitted Licenses, (h) to the extent constituting Permitted Liens, (i) sales, leases, licenses, transfers or other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, lease, license, transfer or other disposition are promptly applied to the purchase price of similar replacement property, (j) to the extent constituting a Disposition, customary transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) among the Company and its Subsidiaries that are in the ordinary course of business; and (k) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary of a Company Party in order to qualify members of the governing body of such Subsidiary if required by Applicable Law. It is understood and agreed that, notwithstanding anything to the contrary set forth in this definition, in no event shall a “Permitted Transfer” include any license of any Product (or any IP Rights associated therewith) other than Permitted Licenses.

“Disqualified Capital Stock” means any Equity Interests that (a) by its terms, (b) by the terms of any security into which it is convertible or for which it is exchangeable, or (c) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed, or is redeemable at the option of the holder thereof, in any such case on or prior to the date that is ninety-one (91) days after the Maturity Date; provided that only the portion of Equity Interests (or portion of security into which it is convertible or for which it is exchangeable) which is, or upon the happening of any event or passage of time would be, required to be redeemed, or is redeemable at the option of the holder thereof, on or prior to such date will be deemed to be Disqualified Capital Stock; provided further that if such Equity Interests are issued to any plan for the benefit of directors, managers, employees, officers or consultants of the Company or its Subsidiaries or by any such plan to such directors, managers, employees, officers or consultants, then such Equity Interests shall not constitute “Disqualified Capital Stock” solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Equity Interests that would constitute “Disqualified Capital Stock” solely because the holders thereof have the right to require the redemption or repurchase of such Equity Interests upon the occurrence of a change of control, fundamental change, delisting or an asset sale will not constitute “Disqualified Capital Stock” if the “asset sale,” “fundamental change”, “delisting” or “change of control” provisions applicable to such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to all other Obligations (other than contingent indemnification obligations for which no claim has been asserted) having been irrevocably paid in full in cash.

“Distributed Property” has the meaning specified in Section 4.4(c) hereof.

“Disqualification Events” has the meaning specified in Section 6.5 hereof.

“Domain Names” means all domain names and uniform resource locators (URLs) that are registered and/or owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state of the United States or the District of Columbia.

“DPA” has the meaning specified in Section 5.13 hereof.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

“Effectiveness Deadline” has the meaning specified in Section 14.1 hereof

“Effectiveness Failure” has the meaning specified in Section 14.2 hereof.

“Equity Awards” has the meaning specified in Section 5.5(a) hereof.

“Equity Financing” has the meaning specified in Section 7.2 hereof.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Equity Interests shall not include Indebtedness that is convertible into or exchangeable for Equity Interests prior to such conversion.

“ERISA” means the Employee Retirement Income Security Act of 1974 as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“Event of Default” has the meaning specified in Section 8.1 hereof.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Account” means, collectively, (i) accounts used exclusively for payroll, the withheld employee portion of payroll taxes and other employee wage and benefit payments, (ii) accounts used exclusively for escrow, trust, or other fiduciary arrangements established in the ordinary course and not in contemplation of this Agreement, (iii) accounts constituting cash collateral accounts subject to Permitted Liens and (iv) bank or similar deposit accounts with balances that at no time exceed $2,000,000 individually or $3,000,000 in the aggregate at any time for all such accounts; provided that no account used for collecting payments from customers, suppliers or clients of any Company Party or any Subsidiary of a Company Party shall constitute an “Excluded Account”.

“Excluded Subsidiary” means, collectively, (i) Immaterial Subsidiaries and (ii) any Subsidiary that the cost or burden of providing a guaranty or to create or perfect Liens over the assets of which would outweigh the benefit afforded to the Purchasers thereby, as determined in the Principal Purchaser’s sole but commercially reasonable discretion (it being understood and agreed that so long as any Subsidiary constitutes an “Excluded Subsidiary” under and as referred to in the RIFA, such Subsidiary shall constitute an “Excluded Subsidiary” hereunder).

“Execution Date” has the meaning specified in the introductory paragraph.

“Failure Period” has the meaning specified in Section 14.2 hereof.

“FCPA” has the meaning specified in Section 7.19(a) hereof.

“FDA” means the U.S. Food and Drug Administration or any successor agency or authority thereto.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fiduciary” has the meaning specified in Section 6.6 hereof.

“Filing Deadline” has the meaning specified in Section 14.1 hereof.

“Filing Failure” has the meaning specified in Section 14.2 hereof.

“Force Majeure Event” means military action or war (whether or not declared), terrorism, riot, fire, explosion, accident, flood, sabotage, changes in Applicable Laws, actions of Governmental Entities, pandemics (other than the current COVID-19 pandemic or any government response thereto), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, or other natural disasters or weather conditions.

“Foreign Security Documents” means any pledge, security or other collateral agreement pursuant to which the assets owned by a Foreign Subsidiary or the Equity Interests in such Foreign Subsidiary are made subject to a Lien in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, including but not limited to the French Security Documents and the Australian Security Documents, and which is governed by the laws of the jurisdiction in which such Foreign Subsidiary is formed, in each case in form and substance reasonably satisfactory to the Collateral Agent and in each case as amended, restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fortress Credit Agreement” means the Credit Agreement and Guaranty, dated as of August 1, 2023, by and among the Company, Allurion Opco, as borrower, the subsidiary guarantors from time to time party thereto, as subsidiary guarantors, the lenders from time to time parties thereto, as lenders, and Fortress Credit Corp., as the administrative agent, as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the date hereof.

“French Security Documents” means (i) any pledge of securities account agreement and any document relating thereto governed by French law (including but not limited to the statement of pledge and the pledge certificate) to be entered into on or after the date hereof between, among others, the Company as pledgor, the Collateral Agent and Allurion France as securities account holder and (ii) any document required to be delivered thereunder or relating thereto.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued when any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or the employee benefit plans of the Company, its Subsidiaries or one or more Permitted Holders, has become, and has filed a Schedule TO or any schedule, form or other report under the Exchange Act disclosing that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50.0% of the voting power of the Company’s Common Equity; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger, amalgamation or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (without consideration of any director’s qualifying shares) (any such share exchange, consolidation, merger, amalgamation or similar event, transaction or series of transactions being referred to in this clause (2) as an “Event”); provided, however, that any such Event described in clause (A) or (B) above where the Persons that “beneficially owned,” directly or indirectly, the Company’s Common Equity immediately prior to such Event “beneficially own”, directly or indirectly, more than 50.0% of the total voting power of all outstanding classes of the Company’s Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such Event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities such holders receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”;

(3) the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) the Common Stock ceases to be listed or admitted for trading on The New York Stock Exchange, NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market (or any successor to the foregoing) (each such exchange or market, a “Permitted Exchange”), unless the Common Stock (or such other Common Equity) have been accepted for listing or admitted for trading on another Permitted Exchange;

provided, however, that a transaction or event described in clause (1) or (2) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed (or depositary receipts representing shares of common stock or other corporate Common Equity interests, which depositary receipts are listed) on any Permitted Exchange (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by the Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date (or, in the case of a transaction that would have been a Make-Whole Fundamental Change but for the proviso immediately following numbered clause (4) to this definition, following the effective date of such transaction), references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

For the purposes of this definition, (x) any transaction or event described in both clause (1) and in clause (2) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Company Notice” has the meaning specified in Section 10.1(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 10.1(d) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 10.1(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 10.1(d) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 10.1(a) hereof.

“GAAP” means generally accepted accounting principles as in effect as the standard financial accounting guidelines in the United States from time to time (consistently applied and on a basis consistent with the accounting policies, practices, procedures, valuation methods and principles used in preparing the Company’s financial statements), and any successor thereto; provided that, if a transition in such generally accepted accounting principles would substantively change the calculation of any financial covenant as set forth in this Agreement, then the parties to this Agreement shall mutually agree to amendments to this Agreement in order to cause the calculation of such financial covenant as determined after giving effect to such transition in generally accepted accounting principles to be substantially the same as the calculation of such financial covenant as determined under generally accepted accounting principles in effect as the standard financial accounting guidelines in the United States as of the Effective Date (it being understood and agreed that until such amendment is effective, such financial covenant shall continue to be determined under generally accepted accounting principles in effect as the standard financial accounting guidelines in the United States as of the Effective Date).

“Gastric Balloon” means a gastric balloon for weight loss owned or controlled by the Company, Allurion Opco, or any of their respective Subsidiaries and any derivatives, modifications and improvements thereto.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Entity, including any application or submission related to any of the foregoing.

“Governmental Entity” means the government of the United States, any other nation or any political subdivision thereof, whether state, local or otherwise, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, Taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any jurisdiction.

“Governmental Licenses” means all authorizations issuing from a Governmental Entity, including the FDA, based upon or as a result of applications to and requests for approval from a Governmental Entity for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, which are owned by or licensed to the Company or any Subsidiary, acquired by the Company or any Subsidiary via assignment, purchase or otherwise or that the Company or any Subsidiary is authorized or granted rights under or to.

“Grace Period” has the meaning specified in Section 14.4(n) hereof.

“Guarantors” means (i) Allurion Opco, (ii) each Subsidiary (other than an Excluded Subsidiary) that owns more than a de minimis portion of the Collateral (including, for the avoidance of doubt, assets that would constitute “Collateral” if such Subsidiary and all other Subsidiaries were party to the Security Agreement) as of the Closing Date, including any Subsidiary that holds or maintains any Regulatory Approval necessary or required for any Product commercialization and development activities, owns or operates any manufacturing or similar facility involved in Product commercialization and development activities, owns or licenses any material Intellectual Property, holds inventory or receivables, books revenue, or has more than ten

(10) employees and (iii) any other Subsidiary of the Company that becomes a party to the Guaranty pursuant to Section 7.4.

“Guaranty” means that certain Guaranty, dated as of the Closing Date, executed in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, by the Company and the Guarantors, substantially in the form attached as Exhibit D hereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Immaterial Subsidiary” means, as of any date of determination, any Foreign Subsidiary of a Company Party (i) the unconsolidated assets of which does not exceed two and a half percent (2.5%) of the consolidated assets of the Company and its consolidated Subsidiaries as set forth in the financial statements most recently delivered pursuant to Section 5.10, and (ii) the unconsolidated revenues of which does not exceed two and a half percent (2.5%) of the consolidated revenues of the Company and its consolidated Subsidiaries as set forth in the financial statements most recently delivered pursuant to Section 5.10; provided that no Subsidiary of the Company Parties shall qualify as an Immaterial Subsidiary if (x) the assets or revenue of such Subsidiary taken together with the assets or revenue of all then existing Immaterial Subsidiaries exceeds seven and a half percent (7.5%) of the consolidated assets or revenue, as applicable, of the Company and its consolidated Subsidiaries or (y) such Subsidiary holds or maintains any Regulatory Approval necessary or required for any Product commercialization and development activities, owns or operates any manufacturing or similar facility involved in Product commercialization and development activities, owns or licenses any material Intellectual Property, holds inventory or receivables, books revenue, or has more than ten (10) employees.

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services (except (i) trade accounts payable that arise in the ordinary course of business, (ii) payroll liabilities and deferred compensation, and (iii) any purchase price adjustment, royalty, earnout, milestone payments, contingent payment or deferred payment of a similar nature incurred in connection with any license, lease, contract research and clinic trial arrangements or acquisition),

(d) any obligation of such Person as lessee under a capital lease (under GAAP as in effect on the date hereof), (e) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (f) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other guaranty issued by such other Person, (g) any Indebtedness of others secured by a Lien on any asset of such Person, and (h) any Indebtedness of others guaranteed by such Person.

“Indemnified Party” has the meaning specified in Section 14.9(c) hereof.

“Indemnifying Party” has the meaning specified in Section 14.9(c) hereof.

“INHAM Exemption” has the meaning specified in Section 6.6(e) hereof.

“Intellectual Property” means all intellectual property, including but not limited to all proprietary information, trade secrets, Know-How, utility models; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application) and improvements thereto, Patents, registered or unregistered Trademarks, trade names and service marks (including all goodwill associated therewith), registered and unregistered Copyrights and all applications thereof.

“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by the Company Parties and their applicable Subsidiaries, pursuant to which all obligations in respect of any Indebtedness owing to any such Person by the Company or any of its Subsidiaries shall be subordinated to the prior payment in full in cash of all Obligations, such agreement to be substantially in the form attached hereto as Exhibit E.

“Intercreditor Agreement” means the Equal Priority Intercreditor Agreement, dated as of the Closing Date, among the Collateral Agent, the Principal Purchaser and the RIFA Agent, and acknowledged and agreed to by the Company and the Guarantors.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 31, June 30, September 30, and December 31 of each year, beginning on June 30, 2024.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Company Party or any of its Subsidiaries.

“IP” has the meaning specified in Section 5.16 hereof.

“IP Rights” means, collectively, all Confidential Information, all Copyrights, all Copyright Licenses, all Domain Names, all Governmental Licenses, all applications and requests for Governmental Licenses, all Other Intellectual Property, all Other IP Agreements, all Patents, all Patent Licenses, all Patent Rights (including, for the avoidance of doubt, the Product Patent Rights), all Proprietary Databases, all Proprietary Software, all Trademarks, all Trademark

Licenses, all Trade Secrets, all Websites, all Website Agreements and all Regulatory Approvals, in each case, which are owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, the Company, including (but not limited to) the items listed on Schedule 4.10(a) to the Original RIFA.

“Judgment” means any judgment, order, consent order, writ, injunction, citation, attachment, stipulation, award or decree of any nature.

“Key Countries” means Australia, Brazil, Canada, Chile, France, India, Italy, the People’s Republic of China, Saudi Arabia, Spain, United Arab Emirates, the United Kingdom, and the United States.

“Know-How” means all non-public information, results and data of any type whatsoever, in any tangible or intangible form (and whether or not patentable), including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, skill, experience, data and results (including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical study data and results), analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

“Knowledge of the Company” or “Knowledge” means the actual knowledge of the individuals listed on Schedule III hereto (or any successor to any such officer holding the same or substantially similar officer position at such time), after reasonable inquiry.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices per share or, if more than one in either case, the average of the average last bid and the average last ask prices per share) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices per share for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Entity, in each case, having the force of law.

“License Agreement” means (i) each agreement identified on Schedule 6.8 to the RIFA as of the Effective Date (as defined in the RIFA) and (ii) any partnership agreement, license agreement or similar agreement entered into by the Company or any of its Subsidiaries, pursuant to which the Company or any of its Subsidiaries has granted a license or sublicense to any Third Party to develop, have developed, make, have made, seek Regulatory Approvals for, distribute, use, have used, import, sell, offer to sell, have sold or otherwise Commercialize any Product, which have been added to Schedule 6.8 to the RIFA in accordance with the terms thereof.

“Licensed Product Patent Rights” means all Product Patent Rights licensed or sublicensed to the Company or any of its Subsidiaries.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Maintenance Failure” has the meaning specified in Section 14.2 hereof.

“Make-Whole Fundamental Change” means (a) any event that is a Fundamental Change (subject to any exceptions or exclusions to the definition other than the exclusion in the proviso to clause (2) of the definition of “Fundamental Change”), or (b) the sending of a Redemption Notice pursuant to Section 10.5(e). For the avoidance of doubt, the sending of a Redemption Notice in respect of a redemption pursuant to Section 10.5(b)(ii) shall not constitute a Make-Whole Fundamental Change.

“Make-Whole Fundamental Change Effective Date” means (a) with respect to a Make-Whole Fundamental Change pursuant to clause (a) thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective and (b) with respect to a Make-Whole Fundamental Change pursuant to clause (b) thereof, the Redemption Notice Date.

“Make-Whole Fundamental Change Period” has the following meaning:

(a) in the case of a Make-Whole Fundamental Change pursuant to clause (a) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Make-Whole Fundamental Change Effective Date; and

(b) in the case of a Make-Whole Fundamental Change pursuant to clause (b) of the definition thereof, the period from, and including, the Redemption Notice Date (as specified pursuant to Section 10.5(e)) for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called for Redemption occurs during the Make-Whole Fundamental Change Period for both a Make-Whole Fundamental Change occurring pursuant to clause (a) of the definition of

“Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (b) of such definition in respect of a redemption pursuant to Section 10.5(b)(i), then, notwithstanding anything to the contrary in Section 4.6, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Market Disruption Event” means, if the Common Stock is listed for trading on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Marketing Authorization” means, with respect to a Product, the Regulatory Approval required by Applicable Law to commercially distribute such Product in a country or region, including, to the extent required by Applicable Law for the commercial distribution of such Product, all pricing approvals and government reimbursement approvals.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the rights and/or remedies of the Collateral Agent, the Principal Purchaser and/or the Purchasers under any Note Document to which it is a party or a material impairment in the perfection or priority of the Collateral Agent’s security interests in the Collateral, (c) an impairment of the ability of the Company Parties (taken as a whole) to perform their respective obligations under the Note Documents that could reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Company Party of any Note Document to which it is a party; provided that none of the following would constitute a “Material Adverse Effect”, except to the extent such changes have had a disproportionate effect on the Company or the Business relative to other participants in the medical device industry: (i) changes in laws or regulations or in the interpretations or methods of enforcement thereof; (ii) general economic changes in the medical device industry; or (iii) any Force Majeure Event.

“Material Contract” means (a) each Contract creating or evidencing any Material Indebtedness, (b) the Transaction Documents (as defined in the RIFA), (c) any Contract providing for the inbound or outbound license of material Intellectual Property, and (d) any other Contract to which the Company or any of its Subsidiaries is a party or a beneficiary from time to time, or to which any assets or properties of the Company or any of its Subsidiaries are bound (i) the absence or termination of which would reasonably be expected to have a Material Adverse Effect or (ii) without duplication, during any period of twelve (12) consecutive months, is reasonably expected to, directly or indirectly, (x) result in payments or receipts (including royalty, licensing or similar payments) made to the Company or any of its Subsidiaries in an aggregate amount in excess of $3,000,000, or (y) require payments or expenditures (including royalty, licensing or similar payments) to be made by the Company or any of its Subsidiaries in an aggregate amount in excess of $3,000,000, in each case, as amended, supplemented or otherwise modified from time to time.

“Material Indebtedness” means (i) Indebtedness pursuant to the RIFA and (ii) any other Indebtedness of the Company or any of its Subsidiaries, the outstanding principal amount of which, individually or in the aggregate, exceeds $5,000,000 (or the equivalent amount in other currencies).

“Maturity Date” has the meaning specified in Section 3.1 hereof.

“Maximum Rate” has the meaning specified in Section 13.12 hereof.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Multiemployer Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NAIC Annual Statement” has the meaning specified in Section 6.6(a) hereof.

“Next Equity Financing Price” means the lowest price at which the Company issues Additional Shares in connection with an equity financing for capital raising purposes after the date hereof and ending on the date on which the Company has raised aggregate gross offering proceeds of at least $15,000,000 (not including the surrender of indebtedness as part of the offering proceeds) from the sale of Additional Shares, subject to adjustment for any issuance or deemed issuance of Additional Shares in accordance with Section 4.12. In the event of an issuance or deemed issuance of Additional Shares without consideration, then the Company shall be deemed to have received an aggregate of one-tenth of a cent ($.001) of consideration for all such shares issued or deemed to be issued. For purposes of determining the Next Equity Financing Price, the consideration received by the Company for the issuance or deemed issuance of any Additional Shares shall be computed as follows:

(a) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of assets other than cash (including the surrender of, or relief from, indebtedness), be computed at the fair market value thereof (or the principal amount or, if applicable, the accreted amount of any such indebtedness) at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(iii) in the event Additional Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

(b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued relating to Options and Convertible Securities, shall be determined by dividing:

(i) The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number, including pursuant to any “make-whole” adjustment or otherwise) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities;

provided, however, that if the conversion, exchange or exercise price of any Options or Convertible Securities at the time of issuance thereof is greater than the price at which Additional Shares are deemed issued (e.g., the issuance of a warrant issued at a premium in connection with a concurrent offering of Common Stock), then the exercise price and additional shares issuable under such derivative security shall be disregarded.

“Note Documents” means this Agreement, including the schedules and exhibits hereto, any Notes, the Collateral Documents, the Guaranty, the Intercreditor Agreement, the Perfection Certificate, the Intercompany Subordination Agreement, any other guaranty, security agreement, subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate identified as a “Note Document” or otherwise expressly required to be delivered pursuant to a Note Document or other amendment, waiver or modification of the foregoing, delivered to the Collateral Agent, the Principal Purchaser or any Purchaser by or on behalf of (and at the direction or request of) any Company Party in connection with this Agreement (including, without limitation, in connection with Section 7.4) or any of the other Note Documents, in each case, as amended or otherwise modified from time to time.

“Note Purchase Amount” has the meaning specified in the Recitals.

“Notes” has the meaning specified in the Recitals.

“Notice of Default” has the meaning specified in Section 8.1(d) hereof.

“NYSE” has the meaning specified in Section 5.9 hereof.

“Obligations” means all amounts, obligations, liabilities, covenants and duties of every type and description owing by any Company Party to any Purchaser, the Principal Purchaser, the Collateral Agent and/or any indemnitee hereunder, arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) the Notes, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to any Company Party under any Note Document.

“Offer Expiration Date” has the meaning specified in Section 4.4(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original RIFA” has the meaning specified in the Recitals.

“Original RIFA Investors” has the meaning specified in the Recitals.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, which are not otherwise included in Confidential Information, Copyrights, Copyright Licenses, Domain Names, Governmental Licenses, Other IP Agreements, Patents, Patent Licenses, Trademarks, Trademark Licenses, Proprietary Databases, Proprietary Software, Websites, Website Agreements and Trade Secrets, including, without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, chemistries, compositions, formulas, show-how, software (other than commercially available, off-the-shelf software that is not assignable in connection with a Change of Control), specifications for the Products, techniques, technology, trade dress and all improvements thereof and thereto, in each of the foregoing cases, which is owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Other IP Agreements” means any agreement, whether written or oral, providing for the grant of any right under any Confidential Information, Governmental License, application or request for a Governmental License, Proprietary Database, Proprietary Software, Trade Secret and/or any other IP Right, to the extent that the grant of any such right is not otherwise the subject of a Copyright License, Trademark License, Patent License or Website Agreement.

“Outstanding” means, with respect to the Notes any Notes executed and delivered by the Company except (a) Notes replaced pursuant to Section 13.14 hereof, on and after the time such Note is replaced (unless the Company receives proof satisfactory to them that such Note is held by a bona fide purchaser), (b) Notes converted pursuant to Section 4 hereof, on and after their Conversion Date, (c) Notes redeemed pursuant to Section 10.5, on and after the applicable Redemption Date, (d) any and all Notes, as of the Maturity Date, if the Company has deposited with the Purchasers thereof money sufficient to pay all of the Notes of such Purchaser then payable, and (e) any and all Notes owned by the Company or any other obligor upon the Notes, or for purposes of votes or consents, any Affiliate of the Company or of such other obligor.

“Owned Product Patent Rights” means Product Patent Rights which are owned by the Company or its Subsidiaries.

“Patent License” means any agreement, whether written or oral, providing for the grant of any right to use any Patent.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Patents.

“Patent Rights” means, collectively, with respect to a Person, all Patents issued or assigned to, and all Patent applications and registrations made by, such Person (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (a) rights and privileges arising under applicable Law with respect to such Person’s use of any Patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisionals, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (d) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof, in each such case, related to the Products and which are owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, the Company or any Subsidiary, including without limitation those Patent Rights identified in Schedule 4.10(a) of the Original RIFA.

“Patents” means all letters patent and patent applications, industrial designs and design patent rights protected, created or arising under the Laws of the United States or in any other jurisdiction or under any international convention (and all letters patent that issue therefrom or from an application claiming priority therefrom) and all patent term extensions, supplementary protection certificates, reissues, reexaminations, extensions, substitutes, renewals, divisionals and continuations (including continuations-in-part and continuing prosecution applications) thereof, and including provisional applications and statutory invention registrations, for the full term thereof, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing.

“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permits” means licenses, Governmental Licenses, certificates, accreditations, Regulatory Approvals, other authorizations, registrations, permits, consents, clearances and approvals required in connection with the conduct of the Business of the Company or any of its Subsidiaries or to comply with any Applicable Laws, and those issued by state governments for the conduct of the Business of the Company or any of its Subsidiaries.

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, executed by the Company Parties in favor of the Collateral Agent, the Principal Purchaser and the Purchasers and substantially in the form set forth of Exhibit F.

“Permitted Debt” means any of the following Indebtedness of the Company and its Subsidiaries (which, for purposes of determining whether such Indebtedness exceeds any maximum amount provided in the applicable clause below, shall be calculated on a consolidated basis with respect to the Company and its Subsidiaries):

(a)
Indebtedness under the Original RIFA in an aggregate principal amount not to exceed $40,000,000;
(b)
Indebtedness under the Note Documents;
(c)
Indebtedness incurred by the Company or its Subsidiaries consisting of (i) the financing of the payment of insurance premiums solely in respect of insurance policies described in Section 7.3 insuring assets or businesses of a Company Party that are written or arranged in such Company Party’s ordinary course of business and which are payable within one (1) year and (ii) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice;
(d)
Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business;
(e)
Indebtedness in respect of performance, indemnity, bid, stay, customs, appeal, replevin and surety bonds, performance and completion guarantees and other similar bonds or guarantees, trade contracts, government contracts and leases, in each case incurred in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding, but excluding guaranties with respect to any obligations for borrowed money;

(f)
Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of notification to the Company of its incurrence and (B) Treasury Management Arrangements in the ordinary course of business;
(g)
letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations incurred in the ordinary course of business; provided, that (i) the aggregate outstanding amount of such letters of credit issued thereunder shall not exceed $500,000 at any time outstanding and (ii) no such Indebtedness shall be permitted to be incurred in reliance on this clause (g) by Allurion France;
(h)
Indebtedness in respect of Hedging Agreements in an aggregate notional amount for all such Hedging Agreements not to exceed $1,500,000 (or the equivalent amount in other currencies) at any time outstanding; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(i)
to the extent constituting Indebtedness, customary transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) among the Company and its Subsidiaries that are in the ordinary course of business;
(j)
Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person in the ordinary course of business, provided that the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made); provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $3,000,000 (or the equivalent amount in other currencies) at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of (or the repair, improvement or constructions costs for) the asset(s) financed, and (iii) no such Indebtedness shall be refinanced, renewed or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, renewal or extension;
(k)
Guarantees of a Company Party in respect of Indebtedness of another Company Party otherwise permitted hereunder; provided that any subrogation claims of any such guarantying Company Party shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;
(l)
credit card Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; provided that the aggregate amount of such Indebtedness incurred in reliance on this clause (l) by Allurion France shall not exceed $250,000;

(m)
Indebtedness of a Company Party owing to another Company Party; provided that, in each case, such Indebtedness shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement or on other terms satisfactory to the Principal Purchaser acting reasonably;
(n)
Indebtedness incurred by the Company Parties in compliance with Section 2 of the Side Letter in an aggregate amount not to exceed $7,500,000;
(o)
other unsecured Indebtedness not otherwise permitted under clauses (a) through (n) in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; provided that no such Indebtedness shall be permitted to be incurred in reliance on this clause (o) by Allurion France; and
(p)
Permitted Refinancings of Permitted Debt (other than clauses (c)(ii), (d), and (f) of this definition of “Permitted Debt”).

“Permitted Holder” means RTW Investments, LP, together with its Affiliates, any Person (including any investment fund or vehicle) managed by it or its Affiliates and any other “person” or “group” subject to aggregation of the Company’s Capital Stock with the aforementioned person under Section 13(d) of the Exchange Act.

“Permitted Licensee” means a Third Party counterparty to a license entered into in the ordinary course of the Company’s Business in the development, manufacture, or commercialization of any Product.

“Permitted Licenses” means, collectively, licenses of the Products in the Territory to a Permitted Licensee: provided, that, with respect to each such license:
(a)
no Default or Event of Default has occurred or is continuing at the time of entry into such license;
(b)
the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment from the Company or any of its Subsidiaries to a Third Party of any intellectual property that, at the time of execution of such license, comprises a portion of the Collateral (or assets that would constitute Collateral if owned by a Company Party), and do not restrict the ability of the Company or any of its Subsidiaries, as applicable, to pledge, grant a Lien on or assign or otherwise transfer such intellectual property (in each case other than customary non-assignment provisions that restrict the assignability of the license but do not otherwise restrict the ability of the Company or any Subsidiary (as applicable) to pledge, grant a Lien on or assign any such intellectual property); and
(c)
in the case of any exclusive license to Commercialize the Products, the Company delivers to the Investor a copy of the final executed exclusive license promptly upon consummation thereof, subject to reasonable redaction to comply with obligations of confidentiality.

“Permitted Liens” means:

(d)
Liens created in favor of the Collateral Agent pursuant to the Note Documents;
(e)
any Lien on any property or asset of any Company Party or any of its Subsidiaries existing on the RIFA Closing Date and set forth on Schedule 1.2 to the RIFA, provided that (i) no such Lien shall extend to any other property or asset of any Company Party or any of their Subsidiaries and (ii) any such Lien shall secure only those obligations which it secured on the RIFA Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)
inchoate Liens for ad valorem property Taxes not yet delinquent;
(g)
Liens in respect of property of the Company imposed by Applicable Law which (i) were incurred in the ordinary course of business (including, but not limited to, carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business), (ii) do not secure Indebtedness for borrowed money, and (iii) secure payment obligations (i) not then due, (ii) that if due, are not yet overdue by more than thirty (30) days, (iii) that if overdue by more than thirty (30) days, are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with GAAP or (iv) with respect to which the failure to make payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(h)
Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, insurance, surety bonds, or other obligations of a like nature or to secure the performance of letters of credit, banker’s acceptances, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, other than any Lien imposed by ERISA which has resulted or would result in liability, together with any other Lien imposed by ERISA, in an aggregate amount in excess of $1,000,000;
(i)
Liens for Taxes, assessments and governmental charges that are not delinquent or remain payable without any interest or penalty or that are being contested in good faith and with due diligence by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with GAAP;
(j)
banker’s liens for collection or rights of set off or similar rights and remedies as to funds maintained with depositary institutions; provided that such funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company in excess of those required by applicable banking regulations;
(k)
Liens on assets and rights that do not constitute any portion of the Collateral (or assets that would constitute Collateral if owned by a Company Party);
(l)
Liens in favor of the Company or any Subsidiary;
(m)
Liens on Equity Interests of Subsidiaries that are not Guarantors;

(n)
Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(j);
(o)
customary Liens incurred in the ordinary course of business to secure obligations in respect of payment processing services, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services;
(p)
Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers;
(q)
Liens securing Indebtedness permitted to be incurred under clause (j) of the definition of “Permitted Debt” covering only the assets acquired or financed by such Indebtedness; provided that individual financings provided by one lender may be cross collateralized to other financings provided by such lender or its Affiliates;
(r)
Liens on specific items of inventory or other goods (and the proceeds thereof) of the Company and its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(s)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(t)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(u)
any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by the Company or any Subsidiary in the ordinary course of its business;
(v)
Liens on cash collateral securing hedging agreements entered into for bona fide hedging purposes in the ordinary course of business and not for speculative purposes;
(w)
survey exceptions, encumbrances, ground leases, easements (including reciprocal easement agreements), or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(x)
(i) Liens securing or arising out of Judgments or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired, and Liens on litigation proceeds securing obligations to pay expenses incurred in connection with such litigation and (ii) Liens arising from Judgments that do not constitute an Event of Default;
(y)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;
(z)
any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;
(aa)
Liens on equipment or inventory of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s supplier at which such equipment or inventory is located;
(bb)
Liens arising from precautionary UCC financing statements regarding operating leases or consignments and other precautionary UCC financing statements or similar filings;
(cc)
Liens on any assets held by a trustee (i) under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(dd)
Liens of (i) a collection bank arising under Section 4-210 of the UCC (or any analogous statutory provision of applicable foreign Law) on items in the course of collection and which arise from general banking conditions, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;
(ee)
Liens on Collateral securing Indebtedness permitted to be incurred under clause (a) of the definition of “Permitted Debt” so long as such Liens are subject to the Intercreditor Agreement;
(ff)
Liens on Collateral securing Indebtedness permitted to be incurred under clause (n) of the definition of “Permitted Debt” so long as such Liens are subject to the Intercreditor Agreement;
(gg)
Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Subsidiary with respect to (i) the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes and (ii) any commercial contracts for manufacturing, production and other service arrangements entered into in the ordinary course of business;
(hh)
Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of the Company; provided that such liens were in existence prior to the contemplation of the relevant merger, amalgamation or consolidation and do not extent to any assets other than those of the Person that becomes a Subsidiary of the Company;
(ii)
Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with the acquisition of all or substantially all the Equity Interests or assets, or assets constituting a line of business of another Person; and
(jj)
cash collateral accounts serving as collateral in connection with Indebtedness permitted pursuant to clause (g) of “Permitted Debt” in an amount up to 105% of such Indebtedness.

“Permitted Refinancing” means, with respect to any Indebtedness not prohibited from being refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement (a) shall be incurred by the same obligor as the Indebtedness being so refinanced and (b) shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that are less favorable in any material respect to the Company and its Subsidiaries or the Purchasers than the terms of any agreement or instrument governing the Indebtedness being refinanced, extended, renewed or replaced, (iii) have an applicable interest rate or equivalent yield that exceeds the interest rate or equivalent yield of the Indebtedness being refinanced, extended, renewed or replaced, (iv) require or result in any Lien that is not a Permitted Lien, or (v) contain any new requirement to give guaranties that was not an existing requirement of the Indebtedness being refinanced, extended, renewed or replaced; provided further that after giving effect to such refinancing, extension, renewal or replacement, no Default or Event of Default shall have occurred and be continuing (or could reasonably be expected to immediately occur) as a result thereof.

“Permitted Transfer” has the meaning specified in the definition of “Disposition”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Personal Information” has the meaning specified in Section 7.20 hereof.

“PIK Interest” has the meaning specified in Section 3.2 hereof.

“PIK Termination Date” has the meaning specified in Section 3.2 hereof.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan) that is maintained for employees of the Company or, in the case of any Pension Plan, any ERISA Affiliate or to which the Company or, in the case of any Pension Plan, any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Preferred Shares” has the meaning specified in Section 5.5 hereof.

“Prefunded Warrant” means a warrant to purchase shares of Common Stock for $0.001 in form and substance mutually agreeable to the Company and the Principal Purchaser.

“Principal Purchaser” has the meaning specified in the introductory paragraph; provided, however, in the event that RTW and its Affiliates no longer hold more than 20.0% of the principal amount of Notes Outstanding or if a Purchaser (together with its Affiliates) other than RTW and its Affiliates holds more of the Notes Outstanding than RTW and its Affiliates, the Requisite Purchasers shall appoint a successor to the Principal Purchaser reasonably acceptable to the Company within thirty (30) days following the date of the relevant transfer or assignment and, subject to Section 7.8(d), such successor shall assume the rights and obligations of the Principal Purchaser under and in connection with the Note Documents; provided, further, that if a successor Principal Purchaser has not been appointed within such thirty (30) day period, the Requisite Purchasers shall assume the role of Principal Purchaser hereunder.

“Product Commercialization and Development Activities” means, with respect to any Product, any combination of (i) research, development, manufacturing, quality compliance, use, sale, licensing, importation, exportation, shipping, storage, handling, designing, labeling, marketing, promotion, supply, dispensing, distribution, testing, packaging, purchasing or other commercialization activity, (ii) receipt of payment or other remuneration in respect of any of the foregoing (including, without limitation, in respect of licensing, royalty or similar payments) or (iii) any similar or other activities the purpose of which is to commercially exploit such Product.

“Product Material Contract” means any Material Contract relating to the Products.

“Product Patent Rights” means any Patent Rights relating to the Products, including the Owned Product Patent Rights and the Licensed Product Patent Rights.

“Product Plan” means the Commercialization (as defined in the Original RIFA) plan with respect to the Products presented to Investor (as defined in the Original RIFA) during diligence in connection with the Original RIFA, as set forth on Schedule 1.3 to the Original RIFA.

“Products” means (a) the Gastric Balloon and a suite of related and complementary digital products, and (b) any and all current and future products, digital solutions, and services developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested or otherwise distributed by the Company or any of its Subsidiaries.

“Proprietary Databases” means any material non-public proprietary database or information repository that is owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Proprietary Software” means any proprietary software (other than any software that is generally commercially available, off-the-shelf and/or open source) including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“PTE” has the meaning specified in Section 6.6(a) hereof.

“Purchase Price” has the meaning specified in Section 2.2 hereof.

“Purchaser Indemnified Party” has the meaning specified in Section 14.9(a) hereof.

“Purchasers” has the meaning specified in the introductory paragraph.

“QPAM Exemption” has the meaning specified in Section 6.6(d) hereof.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity shall also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (a) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of cash in U.S. dollars or (b) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the U.S. Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate Common Equity of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) the direct or indirect parent of the limited liability company, limited partnership or similar entity.

“Quarterly Payment Date” means each March 31, May 15, August 15 and November 15 (provided if any such date is not a Business Day, the Quarterly Payment Date shall be the next succeeding Business Day).

“Real Property Security Documents” means any landlord consents, bailee letters, any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Company Party and granting a security interest in real property owned or leased (as tenant) by any Company Party in favor of Collateral Agent for the benefit of the Collateral Agent, the Principal Purchaser and the Purchasers for purposes of securing the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption” means the repurchase of any Note by the Company pursuant to Section 10.5.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption in accordance with Section 10.5(c).

“Redemption Notice” has the meaning specified in Section 10.5(e) hereof.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 10.5(e).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 10.5(d).

“Reference Property” has the meaning specified in Section 4.7(a) hereof.

“Reference Property Unit” has the meaning specified in Section 4.7(a) hereof.

“Register” has the meaning specified in Section 13.3(b) hereof.

“Registrable Securities” has the meaning specified in Section 14.1 hereof.

“Registration Statement” has the meaning specified in Section 14.1 hereof.

“Regulatory Agency” means a Governmental Entity with responsibility for the approval of the marketing and sale of medical devices or other regulation of medical devices in any jurisdiction.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, clearances, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which any Product may be researched, tested, developed, manufactured, marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Relevant Laws” has the meaning specified in Section 5.15(a) hereof.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 13.13(a) hereof.

“Report” has the meaning specified in Section 7.9(a) hereof.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (a) the date as of which the Purchasers may sell all of the Conversion Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (b) the first anniversary of the conversion of all of the Notes, and (c) the date on which such Purchaser shall have sold all of the Conversion Shares.

“Requisite Purchasers” means Purchasers holding a majority of the aggregate principal amount of the Notes then Outstanding.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and similar officer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Company Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Company Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Company Party.

“Restriction Termination Date” has the meaning specified in Section 14.3 hereof.

“Revenue” means, for any applicable fiscal period, consolidated total gross revenues of the Company and its Subsidiaries for such fiscal period resulting from the sale of Products in connection with Product Commercialization and Development Activities in the ordinary course of business, as recognized on the income statement of the Company and its Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP, less the sum of (a) all discounts and allowances (including chargebacks, shelf stock adjustments and allowances), (b) amounts repaid or credited by reason of rejection, returns or recalls, rebates or bona fide price reductions, (c) rebates and similar payments actually made with respect to sales paid for by Federal or state Medicaid, Medicare or similar U.S. or non-US governmental programs, (d) excise Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of any Products, (e) all one-time, extraordinary or non-recurring payments of any type or nature, in each case to the extent included in the computation of consolidated total gross revenues of the Company and its Subsidiaries for such fiscal period and (f) any accounts receivable (or equivalent) that (x) in the case of any such account receivable issued to or payable by a Person located or resident in the U.S., have been outstanding in excess of sixty (60) days from the earlier of (A) the date of invoice for such account receivable and (B) the date of shipment of any Products covered by such account receivable, (y) in the case of any such account receivable issued to or payable by a Person located or resident outside the U.S., have been outstanding in excess of one hundred twenty (120) days from the earlier of (A) the date of invoice for such account receivable and (B) the date of shipment of any Products covered by such account receivable, or (z) have been written off as uncollectible (or equivalent) or, pursuant to applicable policies or practices of the Company or any of its Subsidiaries, as the case may be, should be written off as uncollectible (or equivalent).

“RIFA” means, collectively, (a) the Original RIFA (including as modified by the RIFA Amendment) and (b) to the extent that the Additional RIFA has been executed by the Additional RIFA Investors and Allurion Opco pursuant to the terms of the Side Letter, the Additional RIFA.

“RIFA Agent” has the meaning specified in the Recitals.

“RIFA Amendment” has the meaning specified in the Recitals.

“RIFA Closing Date” means the “Closing Date” as such term is defined in the Original RIFA.

“RIFA Investors” means, collectively, (i) the Original RIFA Investors and (ii) to the extent that the Additional RIFA has been executed by the Additional RIFA Investors and Allurion Opco pursuant to the terms of the Side Letter, the Additional RIFA Investors.

“RTW” means RTW Investments, LP., a Delaware limited partnership.

“Rule 144” has the meaning specified in Section 14.7 hereof.

“Sanction” means any sanction administered or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Trading Day” means for all purposes other than for purposes of determining amounts due upon conversion, a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, then, for these purposes, “Scheduled Trading Day” means a Business Day.

“SEC Reports” has the meaning specified in Section 5.10(a) hereof.

“SEC Restrictions” has the meaning specified in Section 14.3 hereof.

“Securities Account” means any “securities account” (as such term is defined in Article 8 of the UCC) or other account to or for the credit or account of any Company Party to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, executed in favor of the Collateral Agent, for the benefit of the Purchasers and the Principal Purchaser, by each of the Company Parties, substantially in the form attached as Exhibit C hereto.

“Side Letter” means that certain letter agreement, dated as of May 2, 2023 (as modified by (a) that certain Assignment Agreement, dated as of July 28, 2023, (b) that certain Assignment Agreement, dated as of April 9, 2024, and (c) that certain First Amendment to Amended and Restated Letter Agreement, dated as of the Closing Date (the “Side Letter Amendment”), among, among others, the Company, Allurion Opco and the Additional RIFA Investors to reflect certain modifications agreed between the parties thereto in connection with the Purchasers’ purchase of the Notes), among the Additional RIFA Investors, the Company and Allurion Opco, pursuant to which, among other things, the Additional RIFA Investors may make a single election in certain circumstances to convert up to $7,500,000 of the purchase price that the Additional RIFA Investors paid for certain equity interests in the Company into an amount of financing provided by the Additional RIFA Investors to Allurion Opco pursuant to the Additional RIFA.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes.

“Similar Law” has the meaning specified in Section 6.6 hereof.

“Source” has the meaning specified in Section 6.6 hereof.

“Spin-Off” has the meaning specified in Section 4.4(c) hereof.

“Spin-Off Valuation Period” has the meaning specified in Section 4.4(c) hereof.

“Staff” has the meaning specified in Section 14.1 hereof.

“Stock Price” has the meaning specified in Section 4.6(c) hereof.

“Stockholder Approval” has the meaning specified in Section 7.8(c) hereof

“Subsidiary” means with respect to any Person (a) any entity as to which such Person directly or indirectly owns outstanding voting securities with power to vote fifty percent (50%) or more of the outstanding Voting Stock of such entity or (b) any entity as to which fifty percent (50%) or more of its outstanding Voting Stock are directly or indirectly owned, controlled or held by such Person with power to vote such securities. Unless stated otherwise, “Subsidiary” shall be understood to refer to a Subsidiary of the Company.

“Successor Company” has the meaning specified in Section 11.1(a) hereof.

“Successor Parent Entity” has the meaning specified in Section 11 hereof.

“Tax” or “Taxes” means any U.S. federal, state or local or non-U.S. tax, levy, impost, duty, assessment or withholding or other similar fee, deduction or charge, including all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and other fees imposed by any taxing authority (and interest, fines, penalties and additions related thereto).

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 4.4(e) hereof.

“Territory” means worldwide, in each case, whether imposed directly or through withholding and whether or not disputed.

“Third Party” means any Person other than (a) the Company or its Subsidiaries, (b) the Purchasers and (c) an Affiliate of the Purchasers (as applicable).

“Trade Secrets” means any data or information that is not commonly known by or available to the public, and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and (c) which are owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, protected, created or arising under the Laws of the United States, under the Laws of any other country or jurisdiction, under any international convention, under the Laws of any state thereof or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by or licensed to the Company or any Subsidiary or with respect to which the Company or any Subsidiary is authorized or granted rights under or to.

“Trading Day” means a Scheduled Trading Day on which (a) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then, for these purposes, “Trading Day” means a Business Day.

“Transfer Taxes” has the meaning specified in Section 13.13(b) hereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts (as defined in Article 9 of the UCC), investment accounts or other accounts in which funds are held or invested to or for the credit or account of the Company, netting services, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, direct debit, cash concentration, trade finance services and other cash management services.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York; provided that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interests or any portion thereof granted pursuant to the Security Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“USPTO” has the meaning specified in Section 5.16 hereof.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Website Agreements” means all agreements between the Company and/or any Subsidiary and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to the Company and/or any Subsidiary and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Websites” means all websites that the Company or any Subsidiary shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitation, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all IP Rights in each of the foregoing.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

1.2 Rules of Interpretation. Unless the context otherwise requires, in this Agreement and the other Note Documents:

(a)
An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP. Notwithstanding anything in this Agreement to the contrary, any obligations of a Person under a lease that is not (or would not be) required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person (whether or not on such balance sheet prior to December 31, 2018) under GAAP as in effect prior to December 31, 2018, shall not be treated as a capital lease obligation as a result of the adoption of changes in GAAP or changes in the application of GAAP (including as a result of FASB ASC Update No. 2016-02, Leases (Topic 842)) and shall continue to be treated as an operating lease.
(b)
Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.
(c)
The definitions of terms shall apply equally to the singular and plural forms of the terms defined.
(d)
The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
(e)
Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein or in any of the other Note Documents) and include any annexes, exhibits and schedules attached thereto.
(f)
References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(g)
References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Note Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.
(h)
The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(i)
The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.
(j)
In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.
(k)
Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

1.3 Currency References. All amounts referred to in this Agreement and the other Note Documents are in United States Dollars unless otherwise noted.

2. NOTE PURCHASE.

2.1 Purchase and Sale. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Notes in consideration for the Purchase Price payable by each such Purchaser.

2.2 Purchase Price. At or prior to the Closing Date, each Purchaser will pay the purchase price set forth on such Purchaser’s signature pages attached hereto (the “Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least two days prior to the Closing Date. On or before the Closing Date, the Company will issue and deliver the Notes, in each case against delivery of the Purchase Price.

2.3 Closing. Subject to the satisfaction of the closing conditions set forth in Section 9, the closing with respect to the transactions contemplated in Section 2 hereof with respect to the Note Purchase Amount (the “Closing”) shall take place remotely via the exchange of documents and signatures on the second Trading Day after the Execution Date (the “Closing Date”), or at such other time as the Company and Purchasers may agree.

3. TERM; REPAYMENT; INTEREST.

3.1 Term. The then-outstanding principal of the Notes, all accrued and unpaid interest thereon and any and all other sums payable to the Purchasers hereunder shall be due and payable in full on the seventh anniversary of the Closing Date (the “Maturity Date”).

3.2 Interest. The Notes will bear cash interest at a rate of 6.0% per year until maturity (the “Cash Interest”) except as otherwise provided in Section 10.5(h). Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the Closing Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will be paid quarterly in arrears on each Interest Payment Date. Notwithstanding the foregoing, for Interest Payment Dates on or prior to the third anniversary of the Closing Date (the “PIK Termination Date”), the Company may elect to defer payment of accrued but unpaid interest on the unpaid principal amount of the Notes and the amount of such deferred accrued but unpaid interest shall be added to the principal amount of the outstanding Notes (the “PIK Interest”). The Company shall be required to give written notice to the Principal Purchaser to elect no later than five (5) Business Days prior to each applicable Interest Payment Date whether it shall pay Cash Interest or PIK Interest. If the Company fails to give timely written notice to elect a form of interest payment for any Interest Payment Date on or prior to the PIK Termination Date, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date. Any PIK Interest on the Notes will increase the principal amount of the Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). Any references to the principal amount of any Note herein and in the other Note Documents shall be deemed to mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear interest at a rate of 6.0% per year on such increased principal amount from and after the date of such increase. Notwithstanding anything to the contrary in this Note Purchase Agreement, the Notes or the other Note Documents, (i) the payment of accrued and unpaid interest in connection with any redemption of the Notes pursuant to Section 10.5 or on the Maturity Date shall be made solely in cash and (ii) the payment of accrued and unpaid interest in connection with any conversion of the Notes pursuant to Section 4.3 shall be made in the form of PIK Interest as described in Section 4.3(d).

4. CONVERSION

4.1 Right to Convert. Subject to and upon compliance with the provisions herein, each Purchaser shall have the right, at such Purchaser’s option, to convert all of its Notes or, on one or more occasions, any portion thereof having a principal amount equal to $1,000 or an integral multiple of $1.00 in excess thereof, in accordance with this Section 4, on any date and at any time (x) after the earliest of (i) the date on which Stockholder Approval is obtained, (ii) December 31, 2025, (iii) the date of a Fundamental Change Company Notice and (iv) the Make-Whole Fundamental Change Effective Date and (y) prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. Subject to and upon compliance with the provisions herein, prior to the earliest date set forth in clause (x) of the preceding sentence, each Purchaser shall have the right, at such Purchaser’s option, to convert all of its Notes or, on one or more occasions, any portion thereof having a principal amount equal to $1,000 or an integral multiple of $1.00, in accordance with this Section 4, on any date and at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, provided that any such conversions of Notes may only be effected prior to the earliest date set forth in clause (x) of the preceding sentence to the extent that such conversions would not require payment of cash in lieu of delivering shares of Common Stock pursuant to Section 4.11.

4.2 Conversion Procedures.

(a) Generally. To exercise the conversion privilege with respect to any Note, the Purchaser of such Note shall:

(i) complete and manually or electronically sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”);

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Company;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.2(d).

Notwithstanding anything herein or in the Notes to the contrary, (A) if the Company calls any Note for Redemption pursuant to Section 10.5, then (x) the Purchaser of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Agreement, and (y) so long as such Purchaser satisfies all of the applicable requirements set forth above with respect to such Note (except any requirement to deliver to the Company the original of such converted Note) prior to the Close of Business on the Business Day immediately before the applicable Redemption Date, such Purchaser shall be deemed to have properly exercised such conversion right as of such date, provided that the Company shall not be obligated to actually issue shares of Common Stock until such Purchaser complies with the remainder of this Section 4.2; and (B) if a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g) hereof prior to the relevant Fundamental Change Expiration Time. A Purchaser of the Notes shall deliver to the Company the original Note so-converted pursuant to this Section 4 as promptly as practicable after delivery of the Conversion Notice with respect to such Note.

For any Note, the date on which the Purchaser of such Note satisfies all of the applicable requirements set forth above with respect to such Note (except for any requirement to deliver to the Company such original of such converted Note) shall be the “Conversion Date” with respect to such Note, and upon such Conversion Date, conversion shall be deemed to have been effected as to any such Note; provided that the Company shall not be obligated to actually issue shares of Common Stock until such Purchaser delivers to the Company the original of such converted Note.

For the avoidance of doubt, until a Purchaser is deemed to become the holder of record of shares of Common Stock, if any, issuable upon conversion of such Purchaser’s Notes as contemplated in the immediately preceding sentence, such Purchaser shall not have any rights as a holder of shares of Common Stock with respect to such shares of Common Stock issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Purchaser shall be deemed the holder of the shares of Common Stock issuable upon conversion of such Note and the converting Purchaser shall no longer be the holder of such Note.

(b) Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Purchaser or its duly authorized attorney.

(c) Partially Converted Notes. If any Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Purchaser of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(d) Taxes Due upon Conversion. If a Purchaser converts a Note, the Company will pay any documentary, stamp GST/HST or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Purchaser requests that any shares be issued in a name other than the Purchaser’s name, in which case the Purchaser will pay that tax.

4.3 Settlement Upon Conversion.

(a) Settlement in Common Stock. Upon the conversion of any Note, the Company shall settle such conversion by delivering, as provided in this Section 4, shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 4.3(b).

(b) Conversion Consideration.

(i) Generally. The type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion.

(ii) Cash in Lieu of Fractional Shares. If, upon conversion of a Note, the number of shares of Common Stock deliverable pursuant to Section 4.3(b)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (A) such fraction and (B) the Last Reported Sale Price on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Conversion of Multiple Notes by a Single Purchaser. If a Purchaser converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Purchaser.

(c) Delivery of the Conversion Consideration. Except as set forth in Section 4.2, Section 4.4, Section 4.6 or Section 4.7, the Company will pay or deliver, as applicable, to the Purchaser the Conversion Consideration due upon the conversion of any of its Notes on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(d) Accrued but Unpaid Interest. Accrued but unpaid interest to but not including the Conversion Date of a Note converted in accordance with Section 4.2 hereof shall be due and payable by the Company in the form of PIK Interest, which will be added to the principal amount of such Note in the determination of the related Conversion Consideration pursuant to Section 4.3(b), and the Company will not adjust the Conversion Rate to account for any such accrued and unpaid interest on such Note.

4.4 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.4, except that the Company shall not make any adjustment to the Conversion Rate if each Purchaser participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert its Notes, as if it held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Purchaser.

(a) If the Company issues exclusively shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date or such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Record Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination, as applicable; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effectiveness of such share split or share combination, as applicable.

Any adjustment made under this Section 4.4(a) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.4(a) is declared but not so paid or made or any share split or share combination of the type described in this Section 4.4(a) is announced but not consummated, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or share split or share combination had been announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 4.4(c)(with respect to Distributed Property, but not Spin-off) and 4.4(g) will apply) entitling them to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Record Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 4.4(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase in the Conversion Rate with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.4(b) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes “shares” (which term, for purposes of this Section 4.4(c), shall be deemed to mean Capital Stock), evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its shares or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuance (including share splits) as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) pursuant to Section 4.4(a) hereof or Section 4.4(b) hereof;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) pursuant to Section 4.4(d) hereof;

(iii) Spin-Offs, as to which the provisions set forth below in this Section 4.4(c) shall apply;

(iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Common Stock Change Event;

(v) tender offers and exchange offers as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) set forth below in this Section 4.4(e); and

(vi) rights under any shareholder rights plan of the Company (except as set forth in Section 4.4(g) hereof);

(any of such shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP
SP - FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date;

SP = the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors) of Distributed Property distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Record Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP” (as defined above), in lieu of the foregoing increase, each Purchaser shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Purchaser would have received as if such Purchaser owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for the distribution.

Any increase made pursuant to the immediately preceding formula in this Section 4.4(c) will become effective immediately after the Open of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.4(c) where there has been a payment of a dividend or other distribution on the Common Stock of any class or series of shares, or any similar equity interest, of or relating to any Subsidiaries of the

Company or business units of the Company, and such shares or similar equity interest are or is listed, admitted for trading or quoted (or will be listed, admitted for trading or quoted upon the consummation of the distribution) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the shares or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such shares or equity interests); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Spin-Off Valuation Period.

Any increase made pursuant to the immediately preceding formula in this Section 4.4(c), will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Record Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary herein or in the Notes, the Company will, if necessary, delay the settlement of such conversion until the second Business Day after the last Trading Day of the Spin-Off Valuation Period.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP
SP - D

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on the Record Date for such dividend or distribution;

SP = the average of the Last Reported Sale Prices of the Common Stock on the three consecutive Trading Day period immediately preceding the Record Date for such dividend or distribution; and

D = the amount in cash per share that the Company distributes to all or substantially all holders of the Common Stock.

If “D” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each Purchaser shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Purchaser would have received if such Purchaser had owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such cash dividend or distribution. Any increase under this Section 4.4(d) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than solely pursuant to an odd-lot offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Tender/Exchange Offer Valuation Period”);

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 4.4(e), except to the extent provided in the last sentence of this paragraph. The adjustment to the Conversion Rate pursuant to this Section 4.4(e) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after Close of Business on the Offer Expiration Date, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Offer Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Agreement or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f) Special Settlement Provisions.

Notwithstanding anything to the contrary herein or in the Notes, if a Purchaser converts a Note and:

(1) the Record Date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Section 4.4(a) through (e) hereof occurs, but an adjustment to the

Conversion Rate for such event has not yet become effective as of such Conversion Date;

(2) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(3) such Common Stock is not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, (x) the Company will, without duplication, give effect to such adjustment on such Conversion Date; and (y) if the date the Company is otherwise required to deliver the Conversion Consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

In addition, notwithstanding anything to the contrary herein, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Record Date pursuant to Section 4.4(a) through (e);

(ii) a Note is to be converted;

(iii) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares of Common Stock would be entitled to participate in such dividend or distribution,

then, although the Company will otherwise treat such Purchaser as the holder of record of such shares of Common Stock on the Conversion Date, the Company shall not permit such Purchaser to participate in such event on account of such shares of Common Stock; provided, however, and for the avoidance of doubt, if such Conversion Rate does not include any adjustment for such dividend or distribution, such Purchaser shall be entitled to participate in such dividend or distribution as if such Purchaser were a holder of shares of Common Stock equal to the shares of Common Stock into which such Purchaser’s Notes are converted.

(g) Poison Pill. If a Purchaser converts a Note, the Purchaser converting such Note will receive, in addition to any shares of Common Stock to which it is entitled in connection with such conversion, the rights under any shareholders rights plan of the Company in effect at such time, unless prior to the applicable Conversion Date, the rights have separated from the Common Stock, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the

Common Stock, Distributed Property as described in Section 4.4(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights. In all other cases, the issuance of rights pursuant to a rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 4.4(c) hereof.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate; provided, however, that the Company shall carry forward any adjustment that is less than one percent (1%) of the Conversion Rate, shall take such carried-forward adjustments into account in any subsequent adjustment, and shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%), (i) annually on the anniversary of the first date of issue of the Notes; and (ii) otherwise, (1) on each Conversion Date; and (2) if a Fundamental Change occurs or the Company calls the Notes for Redemption, in each case unless such adjustment has already been made. The provisions of this Section 4.4(h) are referred to as the “1% Exception.”

(i) Limitation on Adjustments. Except as stated in this Section 4.4, the Company will not adjust the Conversion Rate for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities. Notwithstanding anything herein or in the Notes to the contrary, if the application of the formulas in Section 4.4(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i) on account of share repurchases that are not tender offers referred to in Section 4.4(e) hereof, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Directors or otherwise;

(ii) upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Stock under any plan;

(iii) upon the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.4(i) through (iii) above and outstanding as of the date the Notes were first issued;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest on the Notes, if any.

In addition, the Company will not undertake any action that would result in the Company being required, pursuant to this Agreement, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value per share of Common Stock.

(j) For purposes of this Section 4.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractional Common Stock.

(k) Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the nearest 1/10,000th of a Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

4.5 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices or any function thereof over a span of multiple days (including the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Record Date, Ex-Dividend Date or Offer Expiration Date, as applicable, of the event occurs, at any time during the period when such Last Reported Sale Prices or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of the New York Stock Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. To the extent permitted by applicable law and applicable requirements of the New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

4.6 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Purchaser elects to convert its Notes during the related Make-Whole Fundamental Change Period, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Adjustment Shares”), as described in this Section 4.6.

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes with a Conversion Date that is on or after the Make-Whole Fundamental Change Effective Date, then (i) in respect of all conversions whose Conversion Date occurs on or after the Make-Whole Fundamental Change Effective Date, the Conversion Consideration due upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be a cash amount per $1,000 principal amount of converted Notes equal to the applicable Conversion Rate (including any adjustment as described in this Article 4) multiplied by such Stock Price; and (ii) the Company’s conversion obligation will be determined and paid to Purchasers in cash on the fifth (5th) Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Make-Whole Fundamental Change Effective Date in accordance with Section 4.3 hereof (but subject to Section 4.4 hereof).

(c) Determining the Number of Adjustment Shares. The number of Adjustment Shares, if any, by which the Conversion Rate will be increased for a Purchaser that converts its Notes during a Make-Whole Fundamental Change Period shall be determined by reference to the table attached as Schedule I hereto, based on the Make-Whole Fundamental Change Effective Date and the price (the “Stock Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. In the case of a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” where holders of the Company’s Common Stock receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date.

(d) Interpolation and Limits. The exact Stock Prices and Make-Whole Fundamental Change Effective Dates may not be set forth in the table in Schedule I, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two dates in the table, the number of Adjustment Shares shall be determined by a straight-line interpolation between the number of Adjustment Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $13.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule I hereof), no Adjustment Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $2.4122 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule I hereof), no Adjustment Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 107.4796 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.4 hereof.

The Stock Prices set forth in the column headings of the table in Schedule I hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted as set forth in Section 4.4 or pursuant to the definition of “Conversion Rate”. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Adjustment Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.4 or pursuant to the definition of “Conversion Rate”.

(e) Notices. The Company shall notify the Purchasers of any Make-Whole Fundamental Change Effective Date occurring pursuant to clause (a) of the definition thereof, no later than five Business Days after such Make-Whole Fundamental Change Effective Date.

4.7 Effect of Recapitalization, Reclassification, Consolidation, Merger, Amalgamation or Sale.

(a) Common Stock Change Event. In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination);

(ii) any consolidation, merger, amalgamation or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) (such shares, stock, securities, property or assets, “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such transaction, a “Reference Property Unit”) (any such event, a “Common Stock Change Event”), then, notwithstanding anything to the contrary herein or in the Notes, from and after the effective time of such Common Stock Change Event, (A) the consideration due upon conversion of any Notes will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 4 were instead a reference to the same number of Reference Property Units, (B) for purposes of Section 10.5(b), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (C) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. If any Reference Property Unit consists entirely of cash, then the Company will settle all such conversions within five Business Days of the relevant Conversion Date. For these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or in the case of cash denominated in U.S. Dollars, the face amount thereof). The Company (and such other Persons, if any, specified in the immediately following paragraph) shall, as a condition precedent to such Common Stock Change Event execute and deliver to the Purchasers a form of amendment hereto in form reasonably satisfactory to the Requisite Purchasers giving effect to the provisions of this Section 4.7.

The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 4.7. If the Reference Property in respect of any Common Stock Change Event includes, in whole or in part, shares of common equity, such amendment described in the first paragraph of this Section 4.7(a) shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Section 4 with respect to the portion of the Reference Property consisting of such common equity in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Common Stock Change Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (excluding cash ) of a Person other than the successor or purchasing Person, as the case may be, in such Common Stock Change Event, then such amendment shall also be executed by such other Person if such other Person is an Affiliate of the Company or the successor or purchasing Person.

(b) Composition of the Reference Property Unit. If the Reference Property in any Common Stock Change Event consists of more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average, per share of Common Stock, of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Purchasers of the weighted average as soon as practicable after such determination is made.

4.8 Certain Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than transfer taxes arising due to a change in registered owner). The Company shall list or cause to have quoted any Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

4.9 Notice to Purchasers.

(a) Notice to Purchasers Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Agreement, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Purchaser containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.4(b) hereof, (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.4(c) hereof (including any separation of rights from the Common Stock described in Section 4.4(g) hereof), or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.4(d) hereof, then the Company shall deliver to the Purchasers, as promptly as practicable after the holders of the Common Stock are notified of such event, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Record Date for such issuance, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Purchasers written notice if the consideration included in such issuance, dividend or distribution, or the Record Date of such issuance, dividend or distribution, as the case may be, changes.

(ii) Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.4(e) hereof, the Company shall deliver to the Purchasers on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (A) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (B) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.5(b), the Company shall deliver notice to the Purchasers at least two Scheduled Trading Days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv) Insolvency, Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary insolvency, bankruptcy, dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Purchasers as promptly as possible, but in any event prior to the earlier of (A) the date on which such insolvency, bankruptcy, dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such insolvency, bankruptcy, dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Purchasers, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Stock is expected to be entitled to receive in such event, changes.

(v) Defaults. If there is any event that is, or would after the passage of time, constitute an Event of Default under Section 8, the Company shall deliver notice to the Purchasers as promptly as practicable.

4.10 Beneficial Ownership Conversion Limits. Notwithstanding Section 4.1, any Purchaser shall not have the right to convert all or any portion of the Notes held by such Purchaser pursuant to Section 4.1 or otherwise, to the extent that immediately prior to, or immediately after giving effect to such conversion such Purchaser (together with its Affiliates and any other Persons whose beneficial ownership would be aggregated with such Purchaser and its Affiliates (such Persons, collectively, the “Attribution Parties”)), would beneficially own Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Purchaser and its Affiliates and Attribution Parties shall not include the number of shares of Common Stock that would be issuable upon (a) conversion of the non-converted portion of the Notes beneficially owned by such Purchaser or any of its Affiliates or Attribution parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company in each case to the extent subject to a limitation on conversion or exercise analogous to the Beneficial Ownership Limitation, beneficially owned by such Purchaser or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by each Purchaser that the Company is not representing to such Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and such Purchaser is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 4.10, in determining the number of outstanding shares of Common Stock, each Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written request of any Purchaser, the Company shall, within one Trading Day, confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by such Purchaser or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to such Purchaser. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes. The Principal Purchaser, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in this Section 4.10 to any other percentage specified not in excess of 9.99% as specified in such notice. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. To the extent that any transferee of such Purchaser shall be subject to the provisions of this Section 4.10, such transferee shall so affirm to the Company in writing prior to or concurrently with the transfer of Notes to such transferee.

4.11 Applicable Stock Exchange Restrictions. Notwithstanding anything in this Article 4 to the contrary, the Company shall not issue any shares of Common Stock pursuant to the terms of this Agreement to the extent the issuance of such shares of Common Stock would exceed 9,579,130 shares of Common Stock (as adjusted for any share split, share combination, reclassification or similar transaction relating to the Common Stock occurring after the date of this Agreement) (the “Conversion Cap”), except that such limitation shall not apply in the event that the Company obtains Stockholder Approval. In the event that the Company is prohibited from issuing any shares of Common Stock upon conversion of any Notes pursuant to the immediately preceding sentence (shares in excess of the Conversion Cap, the “Conversion Cap Shares”), the Company shall pay cash in lieu of delivering such Conversion Cap Shares at a price per share equal to the average of Daily VWAPs of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding the Conversion Date for such conversion. If the Company pays cash in lieu of delivering shares of Common Stock pursuant to this Section 4.11, it will notify the converting Purchaser of the maximum number of shares it will deliver per $1,000 principal amount (and accrued and unpaid interest thereon) of converted Note in respect of the relevant conversion. Upon providing the Purchaser with such notice, the Purchaser shall have the right to void any or all portion of the attempted conversion and restore such principal and interest that will not be converted.

4.12 Deemed Issue of Additional Shares. For purposes of adjusting the Conversion Rate in connection with determining the Next Equity Financing Price, the Company shall be deemed to have issued Additional Shares in such financing transaction(s) in the following circumstances:

(a) If the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Rate, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Rate computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Rate as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Rate to an amount that exceeds the lower of (i) the Conversion Rate in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Rate that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Rate (either because the consideration per share of the Additional Shares did not trigger such an adjustment or because such Option or Convertible

Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Rate shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.12). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.12 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchasers, the Principal Purchaser and the Collateral Agent as of the Closing Date as follows:

5.1 Organization, Good Standing and Qualification. The Company and each other Company Party (a) is duly incorporated or organized, validly existing and (to the extent the concept is applicable in the relevant jurisdiction) in good standing under the laws of its jurisdiction of incorporation or organization, (b) is qualified to do business and, to the extent such concept is recognized in such jurisdictions as are applicable, is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect and (c) has all requisite corporate or other power and authority, and has all Governmental Approvals necessary to, to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

5.2 Corporate Power and Authority; Valid Issuance of Shares.

(a) Each Company Party has all requisite corporate or other organizational power and has taken all necessary corporate or other organizational action required for the due authorization, execution, delivery and performance by such Company Party of this Agreement and the other Note Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company Party of this Agreement and the other Note Document to which it is a party and the consummation by each Company Party of the transactions contemplated hereby, have been duly authorized by the Board of Directors (or equivalent governing body) and no further consent or authorization of such Company Party, its Board of Directors (or equivalent governing body) or its shareholders (or equivalent equity owner) is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein, including the other Note Documents, to which any Company Party is a party will be duly executed and delivered by such Company Party, and each such instrument or Note Document constitutes or will constitute a legal, valid and binding obligation of such Company Party enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The shares of Common Stock underlying the Notes (the “Conversion Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Note Documents arising under applicable federal and state securities laws), and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

(c) The Notes have been duly and validly authorized by all necessary corporate action, have been duly and validly executed and delivered, and constitute valid and binding obligations of the Company.

5.3 Consents. Neither the execution, delivery or performance of this Agreement or the other Note Documents by the Company or any other Company Party party thereto, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Conversion Shares and the provision to the Collateral Agent, the Principal Purchaser and the Purchasers of the rights contemplated by the Note Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.

5.4 No Conflicts.

(a) The execution, delivery and performance of this Agreement and the other Note Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Conversion Shares and the provision to the Collateral Agent, the Principal Purchaser and the Purchasers of the rights contemplated hereby or by the other Note Documents) will not (i) result in a violation of the certificate and articles of incorporation, as amended, or the by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the

Company’s shareholders, (ii) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract, (iii) result in a violation of or require any shareholder or other approval under any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal or state securities laws, and any rules, regulations, instruments, notices, blanket orders and policies published and/or promulgated thereunder or any regulations of any self-regulatory organizations to which any Company Party (or any other Subsidiary) or its securities are subject, as such may be amended from time to time) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (iv) result in a violation of or require shareholder approval under any rule or regulation of the New York Stock Exchange that has not been so obtained, or (v) result in the creation of any encumbrance upon any of the Company’s or any of its Subsidiary’s assets (other than Permitted Liens), except under clauses (ii), (iii) and (v) any violation, breach, default or encumbrance as would not result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdiction over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets, except where the violation would not result in a Material Adverse Effect.

5.5 Capitalization.

(a) As of the Execution Date, the authorized capital stock of the Company consists of 1,000,000,000 of shares of Common Stock and 100,000,000 of shares of preferred stock, par value per share, $0.0001 (“Preferred Shares”). As of March 31, 2024, (i) 47,898,737 shares of Common Stock were issued and outstanding; (ii) no Preferred Shares were issued and outstanding; and (iii) 4,509,834 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase or other equity awards in respect of shares of Common Stock (the “Equity Awards”) outstanding as of such date.

(b) As of March 31, 2024, except for the Equity Awards and the Company’s public warrants to purchase an aggregate 18,759,696 shares and privately held warrants to purchase an aggregate 403,658 shares, there were no options, warrants or other rights to acquire equity securities from the Company.

5.6 Subsidiaries. Set forth on Schedule IV is a complete and accurate list as of the date hereof of each Subsidiary, together with (a) such Subsidiary’s jurisdiction of organization and (b) the percentage of the Equity Interests in such Subsidiary directly or indirectly owned by the Company. Except for any Guarantors, no Subsidiary owns any portion of the Collateral, holds or maintains any Regulatory Approval necessary or required for any Product commercialization and development activities, owns or operates any manufacturing or similar facility involved in Product commercialization and development activities, owns or licenses any material Intellectual Property, holds inventory or receivables, books revenue, or has more than ten (10) employees.

5.7 Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary thereof, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the Knowledge of the Company, by any other Person to any such contract, except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.8 [Reserved].

5.9 New York Stock Exchange. The Common Stock is listed on the New York Stock Exchange (“NYSE”) and, at the time of the issuance, the Company shall have filed a Supplemental Listing Application with NYSE with respect to the Conversion Shares and shall have received no objection thereto from NYSE. To the Company’s Knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Conversion Shares. The Company is in compliance with the requirements of NYSE for continued listing of the Common Stock thereon and any other NYSE listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Conversion Shares) will not result in any noncompliance by the Company with any such requirements.

5.10 SEC Reports; Financial Statements; Shell Company Status.

(a) The Company’s Common Stock is registered under Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2023 (the foregoing materials, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”), including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis (except for the Company’s quarterly report for the period ended June 30, 2023 on Form 10-Q filed October 20, 2023) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report filed and made publicly available prior to the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements and the related notes of the Company included in the SEC Reports have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(c) The Company is not an issuer identified in Rule 144(i)(1) under the Securities Act.

5.11 Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(a) The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2023. The 2023 10-K includes conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of December 31, 2023.

(b) The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. During the most recently completed fiscal quarter for the three months ended December 31, 2023, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

5.12 Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the Knowledge of the Company, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the Knowledge of the Company, any of its respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any other applicable securities regulator of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Knowledge of the Company, the SEC has not issued any such order.

5.13 CFIUS. None of the Company or any Subsidiary engages in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. None of the Company or any Subsidiary has any current intention of engaging in such activities in the future.

5.14 Valid Issuance of Shares. The outstanding shares in the capital of the Company have been duly and validly issued and are fully paid and non-assessable. Such shares, and all outstanding options and other securities of the Company have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act, and the registration and qualification requirements of applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, and any rules, regulations, instruments, notices, blanket orders and policies published and/or promulgated thereunder, including, without limitation, anti-fraud provisions.

5.15 Compliance with Laws.

(a) Except as would not result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to such Person for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of such Person or out-licensed by such Person

(a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Relevant Laws”); (ii) each of the Company and its Subsidiaries possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Relevant Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and such Person is not in violation of any term of any such Authorizations; (iii) none of the Company and its Subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Relevant Laws or Authorizations relating to a Company Product; (iv) none of the Company and its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Relevant Laws or Authorizations or has any Knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Knowledge of the Company and/or its Subsidiaries, has there been any noncompliance with or violation of any Relevant Laws by such Person that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Entity with respect to a Company Product; (v) none of the Company and its Subsidiaries has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any Knowledge that any such Governmental Entity has threatened or is considering such action with respect to a Company Product; and (vi) each of the Company and its Subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Relevant Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(b) To the Knowledge of the Company and/or its Subsidiaries, none of the Company, its Subsidiaries and any of their respective directors, officers, employees or agents, has made, or caused the making of, any materially false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

(c) The clinical studies and tests conducted by the Company and/or its Subsidiaries or on behalf of the Company and/or its Subsidiaries, have been, and, if still pending, are being, conducted in all material respects pursuant to all Relevant Laws and Authorizations, and none of the Company and its Subsidiaries has received any notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company or its Subsidiaries.

5.16 Intellectual Property Matters. Each of the Company and its Subsidiaries owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “IP”) necessary for the conduct of such Person’s business as now conducted or as proposed in the SEC Reports to be conducted (the “Company Intellectual Property”), except for such IP the failure of which to own or have a license or other right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company and/or any of its Subsidiaries, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company or any other Company Party. To the Knowledge of the Company and its Subsidiaries, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Knowledge of the Company and/or any of its Subsidiaries, threatened action, suit, proceeding or claim by others challenging the Company’s and/or its Subsidiaries’ rights in or to any Company Intellectual Property that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s and/or any of its Subsidiaries’ Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s or its Subsidiaries’ Knowledge, threatened action, suit, proceeding or claim by others that the Company and/or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Company and its Subsidiaries is aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) that have not been disclosed to the USPTO and that would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or that could reasonably be expected to form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

5.17 Absence of Changes. Since December 31, 2023: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; and (b) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares.

5.18 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Conversion Shares and such Purchaser’s ownership of the Conversion Shares.

5.19 Investment Company Act; Margin Stock. Neither the Company nor any of its Subsidiaries is or will become, as a result of the transactions contemplated hereby, an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries (a) is or will be engaged principally, or as one of its important activities, in extending credit for purpose of, whether immediate or ultimate, purchasing or carrying Margin Stock, (b) shall use the proceeds of the Notes, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Note to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board or (c) has taken or permitted to be taken or will take any action that might cause any Note Document to violate Regulation T, U or X of the Federal Reserve Board.

5.20 Ownership of Properties.

(a) The Company and each of its Subsidiaries has valid and legal title to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The property of the Company and each of its Subsidiaries is subject to no Liens other than Permitted Liens.

5.21 Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement, when taken as a whole and together with the SEC Reports, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that with respect to any projections and forward-looking information and information of a general economic or industry nature contained in such materials, the Company represents only that such information was based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.22 Insurance. Each of the Company and each Guarantor are insured by financially sound and reputable insurers against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business.

5.23 Taxes. The Company and each of its Subsidiaries has (A) filed all income and other material Tax returns and reports required by to have been filed by it (including in its capacity as a withholding agent), (B) paid all income and other material Taxes required to be paid by it (including in its capacity as a withholding agent), and (C) provided adequate accruals, charges and reserves in accordance with GAAP in their applicable financial statements in respect of all Taxes not yet due and payable, except, in each case, any such Taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally but not jointly, represents and warrants to the Company as follows as of the Closing Date:

6.1 Investigation; Economic Risk. Each Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Each Purchaser further acknowledges having had access to information about the Company that it has requested. Each Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. Each Purchaser further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company or any of its Subsidiaries for such advice.

6.2 Purchase for Own Account. Each Note issued to each Purchaser and the securities issuable upon exercise or conversion thereof will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

6.3 Exempt from Registration; Restricted Securities. Each Purchaser understands that the sale of the Notes will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on each Purchaser’s representations set forth in this Agreement. Each Purchaser understands that the Notes and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

6.4 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.

6.5 No Disqualification Events. No (a) Purchaser, (b) any of their directors, executive officers, other officers that may serve as a director or officer of any company in which a Purchaser invests, general partners or managing members, nor (c) to Purchaser’s knowledge, any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act held by a Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of a Closing in writing in reasonable detail to the Company.

6.6 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (NAIC) (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c), (f) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (d), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is or constitutes assets of a governmental plan; or

(g) the Source is one or more employee benefit plans subject to Title I of ERISA, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 6.6, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

If the Purchaser is (1) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (2) an individual retirement account described in Section 408(a) of the Code or any other “plan” described in and subject to Section 4975 of the Code, (3) any “governmental plan” or a non-electing “church plan” as defined under Title I of ERISA subject to laws, rules, or regulations that are similar to the fiduciary or prohibited transaction rules of Title I of ERISA (“Similar Law”), or (4) an entity deemed to hold assets of any of the foregoing under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law, each of the Purchaser and its authorized fiduciary (the “Fiduciary”) represents, acknowledges and agrees that (A) the Company and its Affiliates are not “fiduciaries” within the meaning of Section 3(21)(A) of ERISA or Similar Law with respect to the Purchaser as a result of the Purchaser’s acquisition or holding of the Notes, and the Fiduciary has not relied on, and is not relying on, any advice of any such person with respect to the Purchaser’s acquisition and holding of the Notes, and (B) the execution and delivery of this Agreement and the acquisition and holding of the Notes hereunder do not violate any law, regulation, constituent documents or policy applicable to such Purchaser.

7. COVENANTS.

From and after the Closing Date until the Notes are repaid or converted in full:

7.1 Negative Covenants. Neither the Company nor any Subsidiary shall, without the prior written consent of the Requisite Purchasers, take any of the following actions:

(a) create, incur, assume or suffer to exist any Lien on or with respect to any of its assets, except Permitted Liens (provided that the security interests of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the

Collateral Agent, pursuant to the Collateral Documents shall not be subordinated to the Liens securing any Permitted Debt);

(b) create, incur, assume or suffer to exist any Indebtedness, except Permitted Debt;

(c) make any Disposition (other than, for the avoidance of doubt, Permitted Transfers) unless (i) the consideration paid in connection therewith shall be in an amount not less than the fair market value of the property disposed of, (ii) no Default or Event of Default shall have occurred and be continuing both immediately prior to and after giving effect to such Disposition, (iii) such transaction does not involve the sale or other disposition of a minority Equity Interest in any Subsidiary (other than to another Grantor), and (iv) such transaction does not involve a sale, transfer, license or other disposition of Product assets or rights included in the Collateral or any assets that would constitute Collateral if owned by a Company Party (or, in each case, any IP Rights associated therewith) in any of the Key Countries or any state or political subdivision thereof;

(d) engage in any material line of business other than the development, manufacture, marketing, sale and commercialization of the Allurion™ Gastric Balloon and related hardware accessories and services and its Virtual Care Suite services, as described in the 2023 10-K;

(e) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption, cash settlement or acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of the Company or any Subsidiary (other than exchanging any such Indebtedness for capital stock (other than Disqualified Capital Stock) or the proceeds from the sale of capital stock (other than Disqualified Capital Stock)), other than, so long as the Company is in compliance on a pro forma basis with the covenant in Section 7.22(a) after giving effect thereto, (i) a Permitted Refinancing contemplated by clause (p) of the definition of “Permitted Debt” and (ii) the prepayment of Indebtedness contemplated by clauses (a), (b), (j) or (n) of the definition of “Permitted Debt”, as permitted pursuant to the terms thereof;

(f) (i) amend, modify or change its Charter Documents in a manner materially adverse to the rights or remedies of the Purchasers, the Principal Purchaser and/or the Collateral Agent under the Note Documents, (ii) without providing ten (10) days prior notice to the Principal Purchaser (which shall promptly notify the Purchasers of the same) and the Collateral Agent, change its fiscal year, (iii) without providing ten (10) days prior notice to the Principal Purchaser (which shall promptly notify the Purchasers of the same) and the Collateral Agent, change its name, state of organization or form of organization or its Federal taxpayer identification number or its organizational identification number or (iv) amend, modify or change the Product Plan without the prior written consent of the Purchasers;

(g) enter into any Contract, or grant any right to any other Person, in any case that would conflict with the Note Documents or serve or operate to limit or circumscribe any of the Purchasers’ or Collateral Agent’s rights under the Note Documents (or the Purchasers’ or Collateral Agent’s ability to exercise any such rights) or create, incur, assume or suffer to exist any Lien upon any Collateral or any assets that would constitute “Collateral” if owned by a Company Party (other than Permitted Liens) to secure the Obligations, or agree to do or suffer to exist any of the foregoing (for the avoidance of doubt, not including the Intercreditor Agreement);

(h) enter into any Contract, grant any right to any other Person with respect to the Products or amend or waive any requirements under any agreement with respect to the Products that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

(i) increase the size of the Board of Directors to more than seven members on or prior to December 31, 2024 without the prior written consent of the Principal Purchaser, such consent not to be unreasonably withheld.

7.2 Equity Financing. By no later than [***], the Company shall have raised at least $15,000,000 in aggregate gross cash proceeds (not including the surrender of indebtedness as offering proceeds) from the offering and sale of Additional Shares (the “Equity Financing”).

7.3 Maintenance of Insurance. The Company shall, and shall cause its Subsidiaries to, (a) carry and maintain in full force and effect, at the expense of the Company or such Subsidiary, as applicable, and with financially sound and reputable insurance companies that are not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts as are customarily carried under similarly circumstances by such other Persons, (b) furnish to the Collateral Agent, upon reasonable request from the Collateral Agent (acting at the direction of the Principal Purchaser), information presented in reasonable detail as to the insurance so carried, including copies of all such insurance policies, and (c) use commercially reasonable efforts to ensure, or cause others to ensure, that all such insurance policies required by this Section 7.3 provide that they shall not be terminated, cancelled or materially changed in a manner adverse to the insured Person without at least thirty (30) days’ (or ten (10) days’ for nonpayment of premium) prior written notice to the Company or its Subsidiary, as applicable, and the Collateral Agent. Subject to Section 7.23, the loss payable clauses or provisions in such insurance policies shall be endorsed in favor of and made payable to the Collateral Agent as its interests may appear and such policies shall name the Collateral Agent as “additional insured” or “lender loss payee”, as applicable. Receipt of notice of cancellation or modification of any such insurance policies or reduction of coverage or amounts thereunder shall entitle the Collateral Agent (acting at the direction of the Principal Purchaser) to renew any such policies, cause the coverage and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 7.3 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Company (payable on demand).

7.4 Guarantee of Obligations and Giving Security. The Company shall, and shall cause the other Company Parties (including Allurion Opco, Allurion France and Allurion

Australia) to, (a) on the Closing Date, enter into the Security Agreement and the Guaranty and (b) after the Closing Date, cause each of its direct and indirect Subsidiaries (other than any Excluded Subsidiary), whether now existing or hereafter created, that acquires or owns more than a de minimis portion of the Collateral (including, for the avoidance of doubt, any assets that would constitute “Collateral” if such Subsidiary were party to the Security Agreement) after the Closing Date (or that ceases to be an Excluded Subsidiary after the Closing Date) to enter into a joinder or supplement to the Security Agreement to become a grantor thereunder and a joinder or supplement to the Guaranty to become a guarantor thereunder within thirty (30) days thereof (or sixty (60) days thereof solely in the case such Subsidiary is not a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code and the rules and regulations thereunder from time to time)) (in each case, as may be extended by the Collateral Agent (acting at the direction of the Principal Purchaser)), (c) grant to the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, a continuing security interest in all of their respective right, title and interest in, to and under the Collateral whether now or hereafter existing and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, as collateral security for the prompt and complete payment and performance when due of the Obligations, (d) guaranty the due and punctual payment when due of the Obligations and (e) take such other actions (including (x) delivering to the Collateral Agent certificated Equity Interests together with undated transfer powers executed in blank, applicable control agreements, applicable intellectual property security agreements and other instruments, (y) causing the parent of any Subsidiary to execute and deliver a pledge agreement in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, in respect of all outstanding issued Equity Interests of such Subsidiary and (z) delivering such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered on the Closing Date or as the Collateral Agent (acting at the direction of the Principal Purchaser) shall reasonably request and as shall be necessary to create, perfect, and maintain in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, a valid and enforceable first priority Lien (subject to Permitted Liens) on the Collateral of the Company and each of its Subsidiaries (other than Excluded Subsidiaries for so long as they remain Excluded Subsidiaries) as collateral security for the Obligations.

On the Closing Date, the Company authorizes and consents to the Collateral Agent filing, including with the Secretary of State of the State of Delaware any other applicable jurisdiction, one or more financing statements (and continuation statements with respect to such financing statements when applicable) or other similar instruments, registrations or documents, in each case, suitable for filing under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent (acting at the direction of the Principal Purchaser), desirable to evidence and to perfect and maintain the perfection of, the grant and pledge of the security interests in the Collateral granted by each grantor to the Collateral Agent pursuant to the Security Agreement. For the avoidance of doubt, as set forth further herein, the Collateral Agent shall be authorized but not obligated to file any financing statements (and continuation statements with respect to such financing statements when applicable) or other similar instruments, registrations or documents and the Company shall, at the reasonable request of the Principal Purchaser, file any financing statements (and continuation statements with respect to such financing statements when applicable) or other similar instruments, registrations or documents necessary to create, perfect and maintain the perfection of, the grant and pledge of the security interests in the Collateral granted by each grantor. The Collateral Agent shall be authorized but not obligated to file or record any financing statement, continuation statement, amendment or otherwise in connection with the creation, perfection, continuation or maintenance of any security interest or lien or the perfection thereof. The Collateral Agent shall not have any liability or responsibility for the creation, maintenance, continuation or perfection of any security interest or lien or the lapse of any security interest or lien or the perfection thereof, nor shall the Collateral Agent have any liability or responsibility for any party’s failure to create, perfect, continue or maintain any lien or security interest.

7.5 Further Assurances.

(a)
The Company shall, and shall cause each of its direct and indirect Subsidiaries (including any newly formed or newly acquired Subsidiaries to) promptly, upon the reasonable request of the Collateral Agent (acting at the direction of the Principal Purchaser), at the Company’s sole cost and expense, (i) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Note Documents necessary or otherwise deemed by the Collateral Agent (acting at the direction of the Principal Purchaser) reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the Note Documents, or obtain, or cause to be obtained, any consents or waivers as may be necessary in connection therewith; (ii) deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Principal Purchaser) necessary or as the Collateral Agent (acting at the direction of the Principal Purchaser) shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Note Documents; and (iii) upon the exercise by the Collateral Agent (acting at the direction of the Principal Purchaser) or any Purchaser of any power, right, privilege or remedy pursuant to any Note Document which requires any consent, approval, registration, qualification or authorization of any Governmental Entity, execute and deliver all applications, certifications, instruments and other documents and papers that the Collateral Agent (acting at the direction of the Principal Purchaser) may reasonably require or which is necessary in order to carry out the intent and purpose of this Agreement and the other Note Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, hereby and thereby. In addition, the Company shall promptly, at its sole cost and expense, execute and deliver to the Collateral Agent such further instruments and documents, and take such further action as the Collateral Agent (acting at the direction of the Principal Purchaser) may, at any time and from time to time, reasonably request or which is necessary in order to carry out the intent and purpose of this Agreement and the other Note Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, hereby and thereby.

(b) The Company shall cooperate and provide assistance as reasonably requested by each of the parties hereto, at the expense of the requesting party (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the Closing Date) to which the requesting party, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Note Document or the transactions contemplated herein or therein, but in all cases excluding any litigation brought by the Company (for itself or on behalf of any Company Indemnified Party) against the Collateral Agent, the Principal Purchaser and/or the Purchasers or brought by the Collateral Agent, the Principal Purchaser and/or the Purchasers (for itself or on behalf of any Purchaser Indemnified Party) against the Company.

(c) In the event that the Company or any of its Subsidiaries acquires any fee interest in any real property having a fair market value in excess of $500,000, then, upon the written request of the Collateral Agent (acting at the direction of the Principal Purchaser), the Company or any such Subsidiary shall execute and deliver a mortgage with respect to such acquired real property to secure the Obligations.

7.6 Intellectual Property Rights. The Company and its Subsidiaries shall use Commercially Reasonable and Diligent Efforts in each of the Key Countries to: (a) take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary or desirable to preserve diligently and maintain the IP Rights related to any Products in such countries, including payment of maintenance fees or annuities, at the sole expense of the Company, (b) diligently defend (and enforce) the IP Rights related to any Products in such countries against infringement or interference by any other Person, and against any claims of invalidity or unenforceability (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference), (c) diligently defend against any claim or action in such countries by any other Person that the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Products as currently contemplated infringes on any patent or other intellectual property rights of any other Person or constitutes misappropriation of any other Person’s trade secrets or other intellectual property rights, and (d) when available in respect of any Product and where applicable, apply for regulatory or data exclusivity where available in countries in which sales of such Product occurs. The Company shall not exercise and enforce its applicable rights in any manner that would result in a breach of this Agreement.

7.7 Commercialization of the Products.

(a) The Company and its Subsidiaries shall use Commercially Reasonable and Diligent Efforts to prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain Marketing Authorization in each of the Key Countries for the Products. The Company shall not withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, Marketing Authorization in each of the Key Countries for the Products. The Company shall use Commercially Reasonable and Diligent Efforts, itself or through one or more Affiliates or Permitted Licensees, to Commercialize the Products in each of the Key Countries in which it has a Marketing Authorization in accordance with the Product Plan.

(b) The Company shall, and shall cause each of its Subsidiaries to, use Commercially Reasonable and Diligent Efforts to comply with all material terms and conditions of and fulfill all material obligations under each Product Material Contract (including, without limitation, each License Agreement) to which any of them is party. Upon the occurrence of a breach of any such Product Material Contract by any other party thereto, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company shall use Commercially Reasonable and Diligent Efforts to seek to enforce all of its (or its Affiliates’) rights and remedies thereunder.

7.8 Board Matters; 2024 Annual Meeting.

(a) Until the Notes are repaid or converted in full, RTW shall have the right to designate one representative who shall serve as a non-voting observer (the “Board Observer”) at all meetings of the Company’s Board of Directors and committees of the Board of Directors. Such Board Observer shall be entitled to all board briefing materials and shall be entitled to attend all meetings of the Board of Directors and committees thereof; provided, however, that such Board Observer shall agree to hold in confidence all information so provided; provided, further, that the Company may exclude the Board Observer from access to any material or meeting or any portion thereof as it deems appropriate, in good faith, to (i) preserve the attorney-client privilege between the Company and its counsel, (ii) avoid a conflict of interest between the Company, on the one hand, and RTW and the other Purchasers or their Affiliates, on the other hand, (iii) avoid the disclosure of trade secrets or non-financial highly confidential information, or (iv) hold a “closed” or “executive” session of the Board of Directors or any committee thereof.

(b) The Company shall include an additional director nominee in the Company’s proxy statement for the election of the Class I directors at the 2024 Annual Meeting of Stockholders, with the recommendation of the Company’s Board of Directors to vote in favor of such additional nominee as well as the “RTW Designated Director” (as defined in that certain Investor Rights and Lock-Up Agreement entered into as of August 1, 2023, by and among the Company and the investors party thereto). Such additional nominee shall go through the Company’s director nomination process led by its Nominating and Corporate Governance Committee. RTW shall have the right to approve such additional nominee, with such approval not to be unreasonably withheld.

(c) The Company shall include a proposal in a definitive proxy statement on Schedule 14A seeking stockholder approval no later than December 31, 2025 to allow the Company to settle conversions of Notes in accordance with this Agreement without giving effect to the provisions of Section 4.11 hereof (the “Stockholder Approval”) and the Company shall use commercially reasonable efforts to secure Stockholder Approval, including by including the recommendation of the Company’s Board of Directors that such proposal is approved and the solicitation by the Company of proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement, and the voting of proxies of all management appointed proxyholders in favor of such proposal. If the Company does not obtain the Stockholder Approval at such meeting, the Company shall call a special meeting of stockholders each ninety (90) days thereafter at least two times, and thereafter at each subsequent annual meeting to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Notes are no longer outstanding. Shares of Common Stock issued upon conversion of Notes pursuant to this Agreement prior to the Company obtaining Stockholder Approval shall not be entitled to vote in favor of Stockholder Approval.

(d) Notwithstanding any provision to the contrary in this Agreement, (i) the rights of RTW under this Section 7.8 shall not be assignable under any circumstances, and (ii) if RTW and its Affiliates cease to hold more than 20.0% of the principal amount of Notes Outstanding, the rights of RTW under this Section 7.8 shall automatically cease and be of no further effect.

7.9 Reporting. From and after the Closing Date:

(a)
On or prior to each Quarterly Payment Date, the Company shall provide Principal Purchaser with a written report with respect to such calendar quarter including the amount of gross sales of the Products in each country during the applicable calendar quarter, an itemized calculation of net sales on a country-by-country basis and copies of the most recent quarterly statements for each Deposit Account, Securities Account and any other bank account or securities account of the Company and each other Company Party (each such report, a “Report” and, collectively, the “Reports”).
(b)
The Company shall also provide the Principal Purchaser with such additional information regarding the updates included in each Report as the Principal Purchaser may reasonably request from time to time. At the Principal Purchaser’s election, the Principal Purchaser shall be entitled to a quarterly update meeting, or any other meeting as the Principal Purchaser may reasonably request, to discuss (i) the Reports, (ii) regulatory, manufacturing, commercialization and intellectual property updates relating to the Products or (iii) such other matters that the Principal Purchaser reasonably deems appropriate. The Company shall prepare and maintain and shall cause its Affiliates to prepare and maintain reasonably complete and accurate records of the information to be disclosed in each Report. All Reports, and the Confidential Information contained therein, shall be the Confidential Information of the Company and subject to the obligations of confidentiality set forth herein.
(c)
To the extent any reporting, notice or information sharing provisions under this Section 7.9 or as provided elsewhere in this Agreement would reasonably be expected by either the Company or the Principal Purchaser to violate any valid order of a court of competent jurisdiction, confidentiality obligation or applicable Law, or constitute a waiver or any attorney/client or similar privilege, or provide the Principal Purchaser with material, non-public information of the Company, then the Company and the Principal Purchaser shall cooperate to determine appropriate scaled, redacted or alternative delivery method for such reporting, notice or information sharing.

7.10 Cash Management. Each Company Party shall, and shall cause each of its Subsidiaries to:

(a) subject to Section 7.23, maintain at all times all Deposit Accounts, Securities Accounts, Commodity Accounts, lockboxes and similar accounts (other than Excluded Accounts) to be held by each Company Party with a bank or financial institution that has executed and delivered to and in favor of the Collateral Agent, for the benefit of the Purchasers, the Principal

Purchaser and the Collateral Agent, a customary “springing” account control agreement, in form and substance reasonably acceptable to the Collateral Agent (each such Deposit Account, Securities Account, Commodity Account, lockbox or similar account, a “Controlled Account”);

(b) subject to Section 7.23, maintain each such Controlled Account as a cash collateral account, with each such cash collateral account and all cash, checks and other similar items of payment held in any such account to be Collateral securing payment of the Obligations, and each Company Party shall have granted a Lien and security interest to the Collateral Agent, for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, over such Controlled Accounts;

(c) subject to Section 7.23, deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts receivable, Contracts or any other rights and interests into one or more Controlled Accounts or Excluded Accounts; and

(d) at any time after the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent (acting at the direction of the Principal Purchaser), direct all payments constituting proceeds of accounts receivable to be directed into lockbox accounts pursuant to agreements in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Principal Purchaser).

7.11 Existence. The Company shall, and shall cause each of its Subsidiaries to, (a) preserve and maintain its existence and all Governmental Approvals necessary or material to the conduct of its business, (b) preserve and maintain each of its rights, franchises and privileges unless failure to do any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualification could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement, and (d) comply in all material respects with its Charter Documents.

7.12 Payment of Obligations. The Company will, and will cause each other Company Party to, pay and discharge: (a) prior to the date on which penalties attach thereto, all federal and state and other Taxes imposed upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Company Party, (b) as the same shall become due and payable, all lawful claims which, if unpaid, would by Law become a Lien upon any Collateral, and (c) prior to the date on which such Indebtedness shall become delinquent or in default, all material Indebtedness, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.13 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted) except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and shall make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.14 Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Company Party or such Subsidiary, as the case may be. The Company shall, and shall cause each of its Subsidiaries to, maintain such books of record and account in material conformity with all applicable requirements of any Governmental Entity having regulatory jurisdiction over such Company Party or such Subsidiary, as the case may be.

7.15 Use of Proceeds. The Company shall use the proceeds of the issuance of the Notes to refinance outstanding obligations under the Fortress Credit Agreement in full and to pay fees and expenses in connection therewith and with the transactions contemplated hereby. In no event shall the proceeds from the issuance of the Notes be used to fund any activities of or business with any Person, or in any country, territory or region, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as a Purchaser or otherwise) of Sanctions or otherwise in contravention of any Law or of any Note Document.

7.16 ERISA Compliance. The Company shall, and shall cause its Subsidiaries to, do each of the following: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law, (b) cause each Pension Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and (c) make all contributions required to be made by the Company and its Subsidiaries to any Pension Plan subject to Section 412 or Section 430 of the Internal Revenue Code, in each case, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

7.17 Compliance with Material Contracts. The Company shall, and shall cause its Subsidiaries to, comply in all respects with each Contractual Obligation of such Person, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

7.18 Compliance with Laws. The Company shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or shall cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of the Company’s and its Subsidiaries’ respective businesses.

7.19 Anti-Corruption Laws; Anti-Terrorism Laws.

(a) None of the Company, any of its Subsidiaries, and any of their respective directors, officers, employees or agents shall, directly or indirectly, engage in any activity which would constitute a violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”) or make, offer, promise or authorize any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (iii) securing any improper advantage, in the case of clauses (i), (ii) and (iii) above in order to assist the Company or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person.

(b) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries permit any Affiliate controlled by the Company to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person who is subject to Sanctions. Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries permit any Affiliate controlled by the Company to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Person who is subject to Sanctions, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Person who is subject to Sanctions, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.20 Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers employees and/or other Third Parties (collectively, “Personal Information”), the Company shall, and shall cause its Subsidiaries to, maintain compliance in all material respects with all Applicable Laws in all relevant jurisdictions, including the General Data Protection Regulation, the Company’s and its Subsidiaries’ privacy policies and the requirements of any contracts or codes of conduct to which the Company’s or any of its Subsidiaries is a party, except for any such events that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company shall maintain commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company shall, and shall cause its Subsidiaries to, maintain compliance in all material respects with all Applicable Laws relating to data loss, theft and breach of security notification obligations, except for any such event that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.21 Products. In connection with the development, testing, manufacture, marketing or sale of each and any Product by the Company or any Subsidiary thereof, the Company shall, or shall cause its Subsidiaries to, comply in all material respects with all Permits.

7.22 Financial Covenants.

(a) The Company or Allurion Opco shall at all times maintain a minimum aggregate balance of twelve million and five hundred thousand dollars ($12,500,000) in unrestricted cash in one or more Controlled Accounts maintained with one or more commercial banks or similar deposit-taking institutions in the U.S.; provided that until the date which is forty-five (45) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), such balance may be held in an account in the name of the Company or Allurion Opco which is not a Controlled Account and maintained with one or more commercial banks or similar deposit-taking institution in the U.S.

(b) As of the last day of each fiscal quarter set forth below, the Company and its Subsidiaries shall have received consolidated Revenue for the period of twelve (12) consecutive months ending on the last day of such fiscal quarter, determined on the basis of the financial statements in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, covering the relevant period, in an aggregate amount not less than the corresponding amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	TTM Revenue
March 31, 2025	$51,074
June 30, 2025	$53,600
September 30, 2025	$55,745
December 31, 2025	$58,500
March 31, 2026	$60,779
June 30, 2026	$63,220
September 30, 2026	$65,740
December 31, 2026	$67,275
March 31, 2027	$69,091
June 30, 2027	$71,665
September 30, 2027	$74,339
December 31, 2027	$77,366
March 31, 2028	$79,455
June 30, 2028	$82,414

September 30, 2028	$85,490
December 31, 2028	$88,971
March 31, 2029	$91,373
June 30, 2029	$94,777
September 30, 2029	$98,313
December 31, 2029	$102,317
March 31, 2030	$105,079
June 30, 2030	$108,993
September 30, 2030	$113,060
December 31, 2030	$117,664
March 31, 2031	$120,841

(c) Commencing on December 31, 2025 and on the last day of each fiscal quarter ending thereafter during the term of the Notes, the Company’s and its Subsidiaries’ consolidated business operations conducted outside of the United States shall be profitable, as measured on a GAAP basis for the three-month period ended on each such date, determined on the basis of the financial statements in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, covering the relevant period; provided, that such profitability shall be calculated by (i) deducting non-cash fair value remeasurements (e.g. the RIFA, earn out and derivatives), depreciation and amortization expense and stock compensation expense to determine adjusted net income and (ii) to the extent mutually agreed upon by the Principal Purchaser and the Company (it being agreed that the Principal Purchaser shall not unreasonably withhold its agreement to the same), adjusting the following total company line items by contributions directly attributable to potentially generating sales in the United States: revenue, cost of goods sold, sales and marketing, quality and regulatory, clinical trial and general and administrative matters (e.g. employees hired to generate U.S. sales, marketing costs specific to launching or selling in the U.S., U.S. clinical trial or related expenses, and human resources or finance personnel related to U.S.-specific hiring and accounting); provided that, notwithstanding the foregoing in this Section 7.22(c), solely with respect to the last day of each fiscal quarter ending on March 31, 2026 and March 31, 2027, so long as the Company’s and its Subsidiaries’ consolidated business operations conducted outside of the United States for such fiscal quarter do not have a net loss of greater than $6 million and $2 million, respectively (calculated as set forth above in this Section 7.22(c)), this Section 7.22(c) shall be deemed satisfied for such fiscal quarter.

7.23 Other Post-Closing Date Matters. The Company will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule II within the time period prescribed therefor on such schedule (as such time period may be extended by the Principal Purchaser in its sole discretion).

7.24 No Hedging. Prior to the pricing of the Next Equity Financing Price, no Purchaser or any of its Affiliates shall enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any third party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock issuable or issued upon conversion of any of the Notes (other than, for the avoidance of doubt, transfers of Notes permitted by this Agreement).

8. DEFAULT.

8.1 Events of Default. For purposes of this Agreement, the term “Event of Default” means the occurrence of any of the following:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of ten (10) consecutive calendar days;

(b) default in the payment of the principal or premium, if any, on any Note (including the Redemption Price and Fundamental Change Purchase Price ) when due and payable on the Maturity Date, upon required repurchase, redemption, upon declaration of acceleration or otherwise;

(c) (i) failure by the Company to comply with its obligations under Section 4 hereof to convert the Notes upon exercise of a Purchaser’s conversion right or (ii) failure by the Company to issue a notice in accordance with the provisions of Section 10.1 hereof, and, in each case of clauses (i) and (ii), any such failure continues for three (3) consecutive Business Days;

(d) failure by any Company Party to comply with any of its other agreements contained in the Notes, this Agreement or any other Note Document (other than (i) a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically provided and (ii) Section 14, the failure to comply with which shall be governed solely by the terms of Section 14 and shall not constitute an Event of Default), and such failure continues for a period of thirty (30) days after written notice from the Purchasers comprising at least the Requisite Purchasers, the Principal Purchaser and/or the Collateral Agent (acting at the direction of the Principal Purchaser) of such default, which notice shall state that it is a “Notice of Default” hereunder;

(e) any representation or warranty made by any Company Party under or in connection with this Agreement or any other Note Document shall prove to have been incorrect in any material respect when made;

(f) any Company Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g) the occurrence and continuation of a default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Material Indebtedness, whether such Indebtedness now exists or shall hereafter be created resulting in such Indebtedness becoming or being declared due and payable or resulting in such Indebtedness being required to be repurchased, prepaid, defeased or redeemed;

(h) the Company or any Significant Subsidiary of the Company commences a voluntary case or other proceeding seeking insolvency, bankruptcy, liquidation, winding up, administration, reorganization, arrangement, adjustment, protection or other relief or composition with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency, reorganization, relief of debtors or other similar law, including any proceeding under applicable corporate law seeking compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts, now or hereafter in effect or seeking the appointment of a trustee, receiver, receiver-manager, administrator, liquidator, custodian, monitor or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall admit in writing its inability to pay its debts generally or make a general assignment for the benefit of creditors, or shall become insolvent or fail generally to pay its debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking insolvency, bankruptcy, liquidation, winding up, administration, reorganization, arrangement, adjustment, protection or other relief or composition with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency, reorganization, relief of debtors or other similar law including any proceeding under applicable corporate law seeking compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts, now or hereafter in effect or seeking the appointment of a trustee, receiver, receiver-manager, administrator, liquidator, custodian, monitor or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(j) there is entered against the Company or a Subsidiary which is not an Immaterial Subsidiary a final, enforceable and non-appealable judgment by a court of competent jurisdiction for the payment of money in an aggregate amount exceeding $10,000,000 (or the equivalent amount in other currencies) (to the extent not covered by independent third-party insurance (as to which the relevant insurance company has been notified of the claim and has not denied coverage) or another indemnity obligation from a third party which, to the Knowledge of the Company, is solvent and which third party has been notified of the claim under such indemnification obligation and not disputed that it is liable for such claim) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of forty-five (45) consecutive days.

8.2 Acceleration; Rescission and Annulment.

(a) After the occurrence and during the continuance of an Event of Default, the Requisite Purchasers or the Principal Purchaser at the direction of the Requisite Purchasers may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 8.1(h) or Section 8.1(i) with respect to the Company occurs and is continuing, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become due and payable.

(b) Notwithstanding anything to the contrary herein, the provisions of Section 8.2(a), however, are subject to the conditions that if, at any time after the principal of, premium, if any, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained as herein provided:

(i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) any and all Events of Default under this Agreement, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Requisite Purchasers, by written notice to the Company, may waive all defaults and Events of Default with respect to the Notes (other than a default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the number of shares of Common Stock due upon conversion of a Note, or with respect to another covenant or provision of this Agreement or the Notes that cannot be modified or amended without the consent of each affected Purchaser) and may rescind and annul the declaration of acceleration resulting from such defaults or Events of Default (other than those resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the number of shares of Common Stock due upon conversion of a Note, or with respect to another covenant or provision of this Agreement or the Notes that cannot be modified or amended without the consent of each affected Purchaser) and their consequences; provided, however, that no such rescission or annulment will extent to or will affect any subsequent default or shall impair any right consequent on such default.

8.3 Control by Majority. At any time, the Requisite Purchasers may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Principal Purchaser or of exercising any trust or power conferred on the Principal Purchaser. However, the Principal Purchaser may refuse to follow any direction that conflicts with law or this Agreement or that the Principal Purchaser determines to be unduly prejudicial to the rights of a Purchaser, or that would involve the Principal Purchaser in personal liability. Prior to taking any action hereunder, the Principal Purchaser will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

8.4 Limitation on Suits. No Purchaser may pursue a remedy with respect to this Agreement or the Notes unless:

(a) such Purchaser has previously delivered to the Principal Purchaser written notice that an Event of Default has occurred and is continuing;

(b) Purchasers holding at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Principal Purchaser a written request that the Principal Purchaser pursue a remedy with respect to such Event of Default;

(c) such Purchaser or Purchasers have offered and, if requested, provided to the Principal Purchaser reasonable indemnity satisfactory to the Principal Purchaser against any loss, liability or other expense of compliance with such written request;

(d) the Principal Purchaser has not complied with such written request within sixty (60) days after receipt of such written request and offer of indemnity or security; and

(e) during such 60-day period, the Requisite Purchasers did not deliver to the Principal Purchaser a direction inconsistent with such written request.

9. CONDITIONS PRECEDENT. This agreement shall become effective and binding upon the parties hereto on the Execution Date only if the following conditions precedent have been satisfied:

(a) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto and (ii) a Note payable to each Purchaser signed by the Company;

(b) The Company shall have delivered to the Purchasers, the Principal Purchaser and the Collateral Agent (i) evidence reasonably satisfactory to the Purchasers, the Principal Purchaser and the Collateral Agent of, substantially concurrently with the Closing, (A) the repayment by Allurion Opco of the outstanding obligations under the Fortress Credit Agreement (other than obligations which expressly survive payoff and termination under the terms of the Fortress Credit Agreement) and the termination of all commitments thereunder, (B) the irrevocable termination and release of all Liens encumbering any of the assets and property of the Company Parties related thereto and the irrevocable termination of all guaranties provided by the Company Parties and any Subsidiaries of the Company Parties related thereto, (C) the Company Parties not having any Indebtedness other than the Obligations and Permitted Debt and (D) the Company Parties not having any Liens other than Permitted Liens and (ii) customary payoff documentation relating to the foregoing in form and substance reasonably satisfactory to the Purchasers (including UCC-3 termination statements and termination and release documents to be filed relating to intellectual property security agreements, in each case, as may be necessary to release all Liens (other than Permitted Liens) and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person);

(c) Each of the Company and each other Company Party shall have executed and delivered to the Collateral Agent the Collateral Documents to which it is a party, including all Short-Form IP Security Agreements, Real Property Security Documents and any other agreements, documents or instruments required to be provided under any Collateral Document on the Closing Date;

(d) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received a certificate, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of each Company Party, as to (i) the true and complete copies of the charter documents and by-laws (or formation document or other equivalent document), including all amendments thereto, of such Company Party, (ii) the resolutions of the Board of Directors (or equivalent decision-making body) of such Company Party then in full force and effect approving the execution, delivery and performance of this Agreement and each other Note Document to which it is or is to be a party and the transactions contemplated hereby and thereby, (iii) a copy of a good standing certificate or the equivalent thereof (to the extent such concepts are recognized in such jurisdictions as are applicable), dated a date reasonably close to the Closing Date, for such Company Party and (iv) a list of the officers and directors (or managing member, general partner or equivalent Person authorized to act with respect to each Note Document) of such Company Party authorized to sign agreements, including the Note Documents, together with their specimen signatures, which certificate the Collateral Agent, the Principal Purchaser and the Purchasers may conclusively rely upon;

(e) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received, subject to Section 7.23, (i) all documents, instruments, financing statements or similar registration forms and notices of security properly registered, recorded and filed in all places, (ii) all lien, litigation and other searches conducted as of a recent date prior to the Closing Date in all jurisdictions and (iii) all financing statements (naming each Company Party as a debtor and the Collateral Agent as a secured party), consents, approvals, acknowledgements, confirmations, undertakings, subordinations, discharges, waivers, directions, negotiable documents of title and other documents and instruments, in each case, which are desirable (as determined by the Collateral Agent (acting at the direction of the Principal Purchaser)) or necessary to make effective the security interests created by the Collateral Documents and to ensure the perfection and the first-ranking priority of such security interest subject only to Permitted Liens;

(f) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received opinions of counsel to the Company and the other Company Parties addressed to the Purchasers, the Principal Purchaser and the Collateral Agent relating to the status and capacity of the Company and the other Company Parties, the due authorization, execution and delivery and the validity and enforceability of the Note Documents to which any Company Party is a party, and, subject to Section 7.23, perfection of the security granted pursuant to the Collateral Documents to which any Company Party is a party, and such other matters as the Purchasers may reasonably request;

(g) Subject to Section 7.23, the Collateral Agent shall have received certificates of insurance evidencing that the insurance required to be maintained pursuant to Section 7.3 is in full force and effect, naming the Collateral Agent, for the benefit of itself and the Purchasers and the Principal Purchaser, as additional insured and lender loss payee thereunder, in each case, in form and substance reasonably satisfactory to the Purchasers, the Principal Purchaser and the Collateral Agent;

(h) Each of the Purchasers, the Principal Purchaser and the Collateral Agent shall have received (or shall substantially contemporaneously with the issuance of the Notes on the Closing Date receive) for its account, all fees, costs and expenses (including any counsel fees) due and payable pursuant to Section 13.10;

(i) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received evidence satisfactory to the Purchasers that, immediately after giving effect to the issuance of the Notes and the consummation of the other transactions contemplated under the Note Documents to occur on the Closing Date, the Company is in compliance with the covenant set forth in Section 7.22(a);

(j) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received evidence satisfactory to the Purchasers that the Company and its Subsidiaries have received Revenue for the period of twelve (12) consecutive months ending on the last day of the fiscal quarter ending December 31, 2023 in an aggregate amount not less than $53,466,930;

(k) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received evidence that the Company Parties have obtained all Governmental Approvals and third party permits, licenses, approvals and consents necessary in connection with the execution, delivery and performance of the Note Documents by the Company Parties, the consummation by the Company Parties of their obligations in respect of the issuance of the Notes and the other transactions contemplated under the Note Documents or the operation and conduct of the business of the Company Parties and the ownership of their properties (including their Product Commercialization and Development Activities);

(l) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received a certificate, dated as of the Closing Date and in form satisfactory to the Purchasers, duly executed and delivered by a Responsible Officer of the Company certifying that: (i) as of the Closing Date, (x) the representations and warranties set forth in each Note Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, (y) the representations and warranties set forth in each Note Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and (z) no Event of Default has occurred and is continuing, or could reasonably be expected to result from the issuance of the Notes or the consummation of any transactions contemplated under the Note Documents to occur on the Closing Date, and (ii) all of the conditions set forth in this Article 9 have been satisfied (or waived in writing by the Collateral Agent, the Principal Purchaser and the Purchasers) except to the extent such condition relates to the satisfaction or approval in form or substance of any documents by the Collateral Agent, the Principal Purchaser and the Purchasers;

(m) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received a solvency certificate substantially in the form of Exhibit G, duly executed and delivered by the chief financial or accounting Responsible Officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers;

(n) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received a fully completed Perfection Certificate, in form and substance reasonably satisfactory to the Collateral Agent, the Principal Purchaser and the Purchasers;

(o) The Collateral Agent, the Principal Purchaser and the Purchasers shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. § 1010.230;

(p) The Collateral Agent shall have received the delivery of all certificates (in the case of Equity Interests that are securities (as defined in the UCC)) evidencing the issued and outstanding Equity Interests owned by the Company and/or any of its Subsidiaries that are required to be pledged under the Collateral Documents, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Collateral Agent, the Principal Purchaser and the Purchasers that the security interest required to be pledged therein under the Collateral Documents has been transferred to and perfected by the Collateral Agent for the benefit of itself, the Principal Purchaser and the Purchasers in accordance with Articles 8 and 9 of the UCC; provided that those certificated Equity Interests and undated instruments of transfer required to be delivered after the Closing Date pursuant to Section 7.23 shall be delivered on or before the applicable dates provided in Section 7.23 and shall be subject to the terms and conditions of Section 7.23;

(q) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received (i) the Intercreditor Agreement duly executed by the Company Parties, (ii) the RIFA Amendment duly executed by Allurion Opco and (iii) the Side Letter Amendment duly executed by the Company and Allurion Opco; and

(r) The Purchasers, the Principal Purchaser and the Collateral Agent shall have received such other documents as any Purchaser, the Principal Purchaser and/or the Collateral Agent shall have reasonably requested in connection with this Agreement and the other Note Documents.

10. REPURCHASE AND REDEMPTION.

10.1 Repurchase Offer by the Company upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then the Company shall make an offer to each Purchaser to purchase for cash all of such Purchaser’s Notes on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”) and, prior to the Fundamental Change Expiration Time, the Purchaser shall have the right, at such Purchaser’s option, to accept the Company’s offer in respect of any or all of such Purchaser’s Notes, or any portion thereof in an Authorized Denomination.

(b) On or before the fifth (5th) Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Purchasers a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change, the offer of the Company to purchase for cash all of the Purchaser’s Notes and the option of the Purchasers arising as a result thereof. Such notice shall be sent in accordance with Section 13.5 hereof. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change and the related Make-Whole Fundamental Change;

(iii) the offer of the Company to purchase for cash all of the Purchaser’s Notes pursuant to Section 10.1;

(iv) the last date on which a Purchaser may accept the purchase offer pursuant to Section 10.1;

(v) the Fundamental Change Purchase Price;

(vi) the Fundamental Change Purchase Date;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change (including as a result of a Make-Whole Fundamental Change), if applicable;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Purchaser may be converted only if such Purchaser withdraws the Fundamental Change Purchase Notice;

(ix) that the Purchasers must exercise the purchase right prior to the Fundamental Change Expiration Time;

(x) that the Purchasers shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(xi) any procedures that Purchasers must follow to require the Company to purchase their Notes.

(c) No failure of the Company to give the foregoing notices and no defect therein shall limit the Purchasers’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 10.1, except to the extent Purchaser is prejudiced thereby.

(d) Following the offer by the Company to purchase the Notes in accordance with the Fundamental Change Company Notice, the Purchaser shall have the right, at the option of such Purchaser, to accept the offer of the Company to purchase the Notes under Section 10.1 by delivering to the Company of a duly completed notice (the “Fundamental Change Purchase Notice”), in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, prior to Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”).

(e) The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) the portion of the principal amount of such Notes to be purchased, which must be $1,000 or an integral multiple of $1.00 in excess thereof; and

(ii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Agreement.

(f) Upon receipt by the Company of a Fundamental Change Purchase Notice specified in Section 10.1(b), the Purchaser of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g)) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Purchaser on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in this Section 10.1 have been satisfied, and subject to extensions to comply with applicable law) and (y) the time of delivery of such Note to the Company by the Purchaser thereof in the manner required by Section 10.1 (which, for the avoidance of doubt, may occur after the Fundamental Change Expiration Time).

(g) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time specifying:

(i) the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple of $1.00 in excess thereof, with respect to which such notice of withdrawal is being submitted;

(ii) if previously delivered, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice which must be $1,000 or an integral multiple of $1.00 in excess thereof.

The Company will promptly return to the respective Purchasers thereof any Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.1. If not previously delivered, following the Fundamental Change Expiration Time, (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g)), the Purchaser shall be obligated to deliver the subject Notes in accordance with Section 10.1.

10.2 Deposit of Fundamental Change Purchase Price or Redemption Price. Prior to 12:00 p.m., New York City time, on the later of (x) Fundamental Change Purchase Date or Redemption Date and (y) the date the Purchaser delivers the subject Notes, the Company shall deposit with the Purchasers an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price or the Redemption Price, as applicable, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date or Redemption Date, as applicable. If the applicable Purchasers are wired cash sufficient to pay the Fundamental Change Purchase Price or the Redemption Price of the Notes for which a Fundamental Change Purchase Notice or Redemption Notice has been tendered and not withdrawn in accordance with this Agreement on the Fundamental Change Purchase Date or Redemption Date, as applicable, then, as of such Fundamental Change Purchase Date or Redemption Date (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not such Notes have been delivered to the Company) and (b) all other rights of a Purchaser in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price or the Redemption Price, as applicable, and any previously accrued and unpaid interest on such Notes upon delivery of such Notes).

10.3 Notes Purchased or Redeemed in Whole or in Part. Any Note that is to be purchased or redeemed pursuant to this Section 10, whether in whole or in part, shall be surrendered to the Company (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Purchaser thereof or such Purchaser’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased or redeemed, the Company shall execute and deliver to the Purchaser of such Note, without service charge, a new Note or Notes, of any Authorized Denomination as requested by such Purchaser (or in the case of a Redemption, the Company) in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased or redeemed.

10.4 Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.1, the Company shall, in each case if required by law, (a) comply with Rule 13e-4, Regulation 14E and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Section 10 to be exercised in the time and in the manner specified under this Section 10.

10.5 Right of the Company to Redeem the Notes after the Fourth Anniversary of the Closing Date.

(a) Except as provided in Section 10.5(b)(ii), the Company may not redeem the Notes at its option at any time before the fourth anniversary of the Closing Date.

(b) Subject to the terms of this Section 10.5, (i) on or after the fourth anniversary of the Closing Date, the Company has the right, at its election, to redeem all, or any portion of the Notes in an Authorized Denomination, at any time and from time to time during such period, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per Common Stock exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) following the occurrence of a Fundamental Change, on or after the end of any Make-Whole Fundamental Change Period relating to such Fundamental Change, the Company has the right, at its election, to redeem all, but not less than all, of the Notes for a cash purchase price equal to the Redemption Price.

(c) The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than five (5), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided that in the case of a Redemption pursuant to Section 10.5(b)(ii), the Redemption Date may not be prior to the Business Day following the end of any Make-Whole Fundamental Change Period.

(d) The “Redemption Price” for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption.

(e) To call any Notes for Redemption, the Company must send to each Purchaser of such Notes a written notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, and briefly describing the Company’s Redemption right under this Agreement;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per Note for such Redemption;

(iv) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(v) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption; and

(vi) that Notes called for Redemption must be delivered to the Company for the Purchaser thereof to be entitled to receive the Redemption Price.

(f) If less than all Notes then outstanding are called for Redemption, then:

(i) the Notes will be selected by the Company pro rata from each Purchaser based on the amount of Notes originally purchased by each Purchaser; and

(ii) if only a portion of a Note is subject to Redemption and such Note is converted in part following delivery of the Redemption Notice, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(g) Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 10.2, the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Purchaser thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date such Note is delivered to the Company. Notes called for Redemption must be delivered to the Company for the Purchaser thereof to be entitled to receive the Redemption Price.

(h) Notwithstanding the foregoing, to the extent that any portion of the Notes called for Redemption cannot be converted prior to the Redemption Date due to the Beneficial Ownership Limitation, such portion of the Notes that cannot be converted shall, at the option of the holder thereof, (1) instead be converted into Prefunded Warrants representing an equivalent number of conversion shares in excess of the Beneficial Ownership Limitation or (2) shall not be redeemed and shall remain Outstanding, but from and after the Redemption Date, (i) such portion of the Notes that cannot be converted shall accrue interest at a rate of 0.0% with respect to the principal amount outstanding of such non-redeemed portion of the Notes and (ii) (x) the covenants set forth in this Section 7 shall cease to be applicable to the Company and its Subsidiaries and to have further force and effect, and (y) all security interests in the collateral granted to secure the Obligations in favor of the Collateral Agent, the Principal Purchaser and the other Purchasers pursuant to the Note Documents shall be released and discharged and the Collateral Agent shall, at the sole expense of the Company, take such actions as are reasonably requested by the Company to evidence the release and discharge of such security interests.

11. SUCCESSOR COMPANY

11.1 Company May Consolidate, Etc. on Certain Terms. The Company shall not amalgamate or consolidate with, consummate a binding share exchange with, merge with or into or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(a) the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, shall be a Qualified Successor Entity that is classified as a corporation for U.S. federal (and applicable state and local) income tax purposes, organized or incorporated and existing under the laws of the United States of America (or any State thereof or the District of Columbia) and the Successor Company (if not the Company) shall expressly assume, by an amendment in form and substance reasonably acceptable to the Requisite Purchasers, all of the obligations of the Company under the Notes and this Agreement; and

(b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing under this Agreement with respect to the Notes.

Notwithstanding the foregoing, in the event that upon the occurrence of any such amalgamation, consolidation, binding share exchange, merger, amalgamation, sale conveyance or transfer permitted by this Section 11, the Notes would become convertible into, or exchangeable for, securities issued by a Person that is classified as a corporation for U.S. federal (and applicable state and local) income tax purposes and that is the direct or indirect parent entity (the “Successor Parent Entity”) of the Successor Company in such transaction, such Successor Parent Entity shall expressly assume, by an amendment in form and substance reasonably acceptable to the Requisite Purchasers, all of the obligations of the Company under the Notes and this Agreement, and such Successor Parent entity shall thereafter be deemed to be the “Successor Company” for all purposes under this Agreement (including this Section 11) and the Notes.

11.2 Rights of Successor Company. Upon any such amalgamation, consolidation, merger, amalgamation, conveyance, share exchange, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Agreement, and (except in the case of a lease) the Company shall be discharged from its Obligations except in the case of any such lease.

11.3 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, amalgamation, share exchange, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by an amendment to this Agreement, executed and delivered to the Purchasers and reasonably satisfactory in form and substance to the Requisite Purchasers, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company under this Agreement, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Agreement, with the same effect as if it had been named herein as the party of the first part. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, amalgamation, share exchange, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Agreement as of the date hereof or any successor that shall thereafter have become such in the manner prescribed in this Section 11 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its Obligations.

12. COLLATERAL AGENT

12.1 Appointment of Collateral Agent.

(a) By acceptance of the Notes, the Purchasers and the Principal Purchaser hereby designate, make, constitute and appoint Acquiom Agency Services LLC as the collateral agent and as Purchasers’ and the Principal Purchasers’ true and lawful attorney-in-fact acting in its capacity as collateral agent, to be the “Collateral Agent”, “Agent” or “Representative”, as the case may be, under the Note Documents and with respect to guarantees provided under the Guaranty and the Collateral Documents pursuant to which, and the Collateral in which, a security interest is to be granted in favor of the Collateral Agent for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent. In connection with the foregoing, the Collateral Agent may take such actions under the provisions of the Note Documents and exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Note Documents, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointments and, in such capacity, agrees to hold any security granted to it as collateral for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent in accordance with the terms of the Note Documents. The provisions of this Section 12.1 are solely for the benefit of the Collateral Agent, the Principal Purchaser and the Purchasers, and none of the Company, any Subsidiaries of the Company or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.

(b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be appointed as the attorney-in-fact of the Company and the other Company Parties subject to and in accordance with the provisions of the Collateral Documents.

12.2 Powers; Rights; General Immunity.

(a) Rights, Powers, Privileges and Duties of Collateral Agent. Without limiting Section 12.1 hereof, the Collateral Agent: (i) shall be named as the Collateral Agent under the Note Documents with respect to the Collateral in which security interests are to be granted in favor of Collateral Agent for the benefit of the Purchasers, the Principal Purchaser and the Collateral Agent, and any other documents relevant thereto, and (ii) shall be named in such capacity as a party plaintiff in any suit to foreclose or otherwise realize upon any such collateral or to enforce the rights granted to Collateral Agent as the secured party under any of the Note Documents. The Collateral Agent may at any time request written direction from the Principal Purchaser with respect to any action to be taken (or not taken) by the Collateral Agent pursuant to any of the Note Documents, including, without limitation, the execution and delivery of any termination, release or such other document requested by the Company pursuant to the Security Agreement, and the parties hereto acknowledge that the Collateral Agent shall, aside from certain ministerial matters, only act on the direction of the Principal Purchaser. The Collateral Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization in respect of any action taken, suffered or omitted to be taken. All rights, powers, protections, immunities and indemnities afforded to the Collateral Agent in this Agreement shall apply to the Collateral Agent in each of the Note Documents as if the same were set forth therein, mutatis mutandis.

(b) No Responsibility for Certain Matters. The Collateral Agent shall not be responsible for: (i) the execution, effectiveness, genuineness, validity, enforceability, collectability, granting, continuation, maintenance or perfection of any security interest in the Collateral or otherwise granted in connection with the transactions contemplated by the Note Documents, (ii) the effectiveness, validity or enforceability of this Agreement or of any other Note Document, or (iii) any action taken or omitted to be taken by Collateral Agent in good faith with respect to the Collateral, including cash Collateral. Notwithstanding anything in the Note Documents to the contrary, and for the avoidance of doubt, the Collateral Agent shall not have any responsibility or liability for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection, continuation or maintenance of any security interest granted herein or therein.

12.3 Exculpatory Provisions; Agent Rights.

(a) Neither the Collateral Agent nor any other Person acting as the Collateral Agent’s attorney, agent or sub-agent hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the other

Note Documents, and its duties hereunder shall be administrative in nature. The permissive right of the Collateral Agent to take permitted actions under the Note Documents shall not be construed as an obligation or duty to do so. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or governing law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or other insolvency law or that may effect a forfeiture, modification or termination of property of a defaulting lender in violation of any such Applicable Law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in the discretion of”, “selected by” and “requested by” the Collateral Agent and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its sole discretion;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its affiliates that is communicated to or obtained by the Collateral Agent or any affiliate or agent thereof; and

(iv) shall not have any liability or responsibility for any conversion or calculation performed in connection herewith or any information used in connection with any such conversion or calculation or for the action (or inaction) of any Person hereunder or under any other Note Document.

(b) The Collateral Agent shall not be liable for any action taken or not taken by it: (x) with the written direction of any Purchaser, (y) as directed by a court of competent jurisdiction. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to the Collateral Agent in writing by the Company or a Purchaser.

(c) The Collateral Agent shall not be responsible for or have any duty to ascertain, investigate or inquire into: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document, or

(v) the satisfaction of any condition set forth in any Note Document or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent; or (vi) whether the Requisite Purchasers have directed the Collateral Agent.

(d) In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) None of the provisions of the Note Documents shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemic, epidemic or disease, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other causes reasonably beyond its control; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g) The Collateral Agent shall not be responsible for and makes no representation as to the enforceability, validity or adequacy of any Note Document or for any security grant therein.

(h) The Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, direction, request, certificate, consent, statement, instrument, opinion, document or other writing. The Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent shall have no liability or responsibility for any action (or inaction) taken in reliance on any notice, direction, request, certificate, consent, statement, instrument, opinion, document or other writing, including any direction of the Principal Purchaser or any Purchaser.

(i) The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.4 Indemnification; Fees; Purchaser Backstop.

(a) The Company hereby agrees to indemnify and hold harmless the Collateral Agent from any and all losses, damages, liabilities, Taxes, claims and related expenses (including, without limitation, fees and expenses of any counsel for the Collateral Agent) incurred by the Collateral Agent or asserted against the Collateral Agent by the Company, any guarantor, any Purchaser, the Principal Purchaser or any Person arising out of, in connection with or resulting from this Agreement or any other Note Documents or the transactions contemplated under any Note Document (including, without limitation, enforcement of this Agreement and the indemnification provided herein); provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses resulted solely from (i) the gross negligence or willful misconduct of the Collateral Agent or any of its sub-agents or (ii) any disputes solely among the Collateral Agent and its sub-agents that do not arise from any act or omission of the Company or any Guarantor, in each of clauses (i) and (ii), as determined by a court of competent jurisdiction in a final non-appealable order.

(b) The Collateral Agent and the Company shall have entered into a fee letter agreement in form and substance reasonably satisfactory to the Collateral Agent and the Company (the “Collateral Agent Fee Letter”). The Company covenants and agrees to pay to the Collateral Agent for its services (and any expenses, including attorney’s fees) in accordance with the Collateral Agent Fee Letter, dated as of the date hereof, by and between the Collateral Agent and the Company. The Collateral Agent Fee Letter is and shall be a Note Document for all purposes, and the Company agrees to pay fees and costs as and when due under the Collateral Agent Fee Letter and any amounts due thereunder shall be considered Indebtedness under the Note Documents secured by the Collateral.

(c) To the extent that the Company for any reason fails to indefeasibly pay any amount owed to the Collateral Agent hereunder or under any Note Document, each Purchaser, jointly and severally, agrees to indemnify, defend and hold harmless the Collateral Agent and pay (or reimburse) to the Collateral Agent (or any such attorney, agent, counsel or subagent) such unpaid amount.

12.5 Resignation; Appointment of Successor Collateral Agent. The Collateral Agent may, at any time, resign as collateral agent and designate a date for resignation. The Purchasers agree to appoint a successor collateral agent on or prior to the date set for resignation. If no such successor has been appointed upon the date set for the resignation, the current collateral agent may appoint a successor collateral agent at the sole expense of the Company (including, without limitation, petitioning a court of competent jurisdiction for a successor).

12.6 Merger. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the corporate trust and agency business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

12.7 [Reserved].

12.8 Ratification. Any Person who becomes a Purchaser shall, upon becoming a Purchaser, be deemed to have consented to and confirmed the Collateral Agent as the Collateral Agent of the Purchasers, as the case may be, under and in connection with the relevant Note Document and to have ratified, as of the date it becomes a Purchaser, all actions taken by the Collateral Agent in such capacity.

12.9 Survival. The rights, protections and indemnities provided to the Collateral Agent hereunder (and under any Note Document) shall survive the termination of this Agreement and the other Note Documents, the satisfaction of any Indebtedness and obligations of the Company hereunder or under any other Note Document and the earlier resignation or removal of the Collateral Agent. The indemnity provisions, rights and protections set forth in this Article 12 are in addition to any other rights of the Collateral Agent and are not in diminution or limitation of other remedies or causes of action that the Collateral Agent may have under this Agreement, the other Note Documents or in law or equity.

13. MISCELLANEOUS.

13.1 [Reserved].

13.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Note Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Company, the Principal Purchaser and the Purchasers irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Note Documents or the actions of the Principal Purchaser or any Purchaser in the negotiation, administration, performance or enforcement thereof.

13.3 Successors and Assigns.

(a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Except as contemplated by Section 11, without the prior written consent of the Requisite Purchasers, the Company may not assign any of its rights or obligations under this Agreement, any Note or any other Note Document. Any Purchaser may assign, without the consent of the Company, its Notes together with its obligations and rights under the Note Documents to any Person, including to any third party or to one or more of its Affiliates. This Agreement and the other Note Documents shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Any purported assignment in violation of this Section 13.3(a) shall be null and void.

(b) The Company shall maintain a copy of the assignment documentation provided to it by any Purchaser (or any registered assign) and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts (and stated interest) of each Note owing to each Purchaser (or any registered assign) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and each Purchaser (and registered assign) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser (or registered assign) at any reasonable time and from time to time upon reasonable prior notice.

13.4 Entire Agreement. This Agreement and the Notes, and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.5 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by courier or express delivery service or by e-mail) to the address or e-mail address set forth beneath the name of such party on its signature page to this Agreement (or to such other address or e-mail address as such party will have specified in a written notice given to the other parties hereto). Notice shall be deemed given when sent electronically (via email), provided that a confirming copy of such notice shall be sent in print form, unless the sender receives an acknowledgement of receipt of the electronic notice (e.g., reply email). In the event that notice is given to the Company, a courtesy copy, which shall not constitute notice, shall also be provided to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jim Barri; Paul Rosie; Mohammed Alvi

Email: JBarri@goodwinlaw.com; PRosie@goodwinlaw.com;

MAlvi@goodwinlaw.com

13.6 Amendments and Termination. Any term of this Agreement and any Note may be amended only with the written consent of the Company, the Principal Purchaser and the Requisite Purchasers. However, no amendment may, without the consent of all affected Purchasers (a) reduce the percentage of Purchasers required to take or approve any action hereunder or thereunder; (b) reduce the amount or change the time of payment of any amount owing or payable with respect to any Note or change the rate of interest or the manner of calculation of interest payable with respect to any Note; (c) alter or modify in any respect, or waive, the provisions with respect to the conversion or redemption of the Notes; or (d) except as contemplated by Section 11 herein, consent to any assignment of the Company’s rights under the Note Documents.

13.7 Titles and Subtitles. The titles of the sections and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Electronic delivery of an executed counterpart of a signature page (including, without limitation, by e-mail of a scanned signature page or electronic signature via DocuSign) shall be effective as delivery of an original executed counterpart.

13.9 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.10 Expenses. The Company agrees to reimburse each of the Purchasers, the Principal Purchaser and the Collateral Agent (i) at the Closing for its reasonable and documented costs and expenses (including fees and expenses of one (1) outside counsel for the Purchasers and one (1) outside counsel for the Collateral Agent and additional counsel in each applicable foreign jurisdiction) actually incurred in connection with the transactions contemplated hereby, any due diligence related thereto and the preparation, execution, delivery, perfection, administration and negotiation of the Note Documents and the transactions contemplated thereunder and (ii) from time to time for its reasonable and documented costs and expenses (including fees and expenses of one (1) outside counsel for the Purchasers, taken as a whole, and one (1) outside counsel for the Collateral Agent and additional counsel in each applicable foreign jurisdiction) in connection with the transactions contemplated hereby and the perfection, administration and enforcement of the Note Documents.

13.11 Allocation of Payments. The Purchasers acknowledge that the Notes are pari passu obligations against each of the other Notes. Each payment of interest or principal on the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances of principal outstanding thereunder. If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest under any of his, her or its Notes or other obligations hereunder in an amount in excess of his, her or its pro rata share thereof as provided herein, then such Purchaser shall forthwith pay such excess to the Principal Purchaser which amount the Principal Purchaser shall thereupon pay to the Purchasers on a pro rata basis.

13.12 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Purchasers exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

13.13 Payments on Notes; Tax Matters.

(a) All payments made in respect of this Agreement (including, without limitation, the payment of any amounts in respect of principal, interest and delivery of any shares of Common Stock) shall be made in full without set off, compensation or counterclaim, and without any deduction or withholding, unless such deduction or withholding is required by law or regulation or by governmental policy having the force of law. If any taxes levied by or on behalf of any other jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed to be made (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”) are required to be deducted or withheld from any payments or deliveries made under or with respect to this Agreement, then (i) the Company will pay to each Purchaser under this Agreement such additional amounts (the “Additional Amounts”), (other than U.S. federal withholding Taxes imposed on payments to the Purchaser (x) pursuant to a law in effect on the date on which such Purchaser acquires an interest in the Notes or (y) as a result of such Purchaser’s failure to provide Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9, as applicable), as may be necessary to ensure that the net amount received by such Purchaser after such withholding or deduction (and after withholding or deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Purchaser had no such deduction or withholding occurred), (ii) the Company shall make such deductions or withholdings, and (iii) the Company shall immediately pay the full amount deducted or withheld to the relevant governmental entity or taxation authority in accordance with law.

(b) The Company will pay and indemnify each Purchaser for any present or future stamp, issue, registration, transfer, court, documentary, excise or property taxes (“Transfer Taxes”) levied by any Relevant Taxing Jurisdiction in connection with the execution, delivery, registration, issuance or enforcement of this Agreement or the receipt of any payments or deliveries (including of any Notes) with respect to this Agreement.

(c) The Company shall indemnify each Purchaser for the full amount of taxes (including, without limitation, any withholding) or Transfer Taxes (including, without limitation, any taxes or Transfer Taxes imposed on such Purchaser by any jurisdiction on amounts payable by the Company under this Section 13.13) paid by such

Purchaser and any liability (including penalties, interest and expenses) arising from or with respect to such taxes or Transfer Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Purchaser makes written demand for it. A certificate as to the amount of such taxes or Transfer Taxes submitted to the Company by such Purchaser shall be conclusive evidence, absent manifest error, of the amount due from the Company to such Purchaser.

(d) If the Company is required to make any deduction or withholding from any payments or deliveries with respect to this Agreement, then the Company will deliver to the applicable Purchaser official tax receipts (or, if, after expending reasonable efforts, the Company is unable to obtain such receipts, other evidence of payments evidencing the remittance to the relevant tax authorities of the amounts so deducted or withheld).

(e) Except for any taxes or Transfer Taxes imposed on the Purchasers in respect of any amounts payable by the Company under this Section 13.13, the Company will not be required to pay Additional Amounts to any Purchaser or to indemnify any Purchaser for any taxes or Transfer Taxes imposed on such Purchaser solely by reason of the existence of any present or former connection between such Purchaser and the Relevant Taxing Jurisdiction (other than a connection resulting from the acquisition or holding of the Notes or from the receipt or enforcement of payments or deliveries thereunder), including such Purchaser being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment in, such Relevant Taxing Jurisdiction.

(f) If any Purchaser receives a refund of any taxes or Transfer Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid Additional Amounts, in each case, pursuant to this Section 13.13, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or Additional Amounts paid, under this Section 13.13 with respect to the taxes or Transfer Taxes giving rise to such refund), net of all out-of-pocket expenses (including any taxes) of such Purchaser and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that the Company agrees promptly to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such Purchaser in the event such Purchaser is required to repay such refund to such taxing authority. The applicable Purchaser shall, at the Company’s reasonable request, provide the Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the Relevant Taxing Jurisdiction (provided that such Purchaser may delete any information therein that it considers to be confidential). Notwithstanding anything to the contrary, in no event will any Purchaser be required to pay any amount to the Company pursuant to this Section 13.13 the payment of which would place such Purchaser in a less favorable net after tax position than such Purchaser would have been in if the tax subject to indemnification (or in respect of which Additional Amounts were paid) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts giving rise to such refund or reduction had never been paid. In addition, this Section 13.13 shall not be construed to require any Purchaser to make available its tax returns (or any other information relating to taxes which it deems confidential) to the Company or any other Person, to arrange its affairs in any particular manner or to claim any available refund.

(g) All references in this Agreement to any payment on, or delivery with respect to, this Agreement will, to the extent that Additional Amounts or indemnification payments are payable in respect thereof, be deemed to include the payment of such Additional Amounts and indemnification payments.

(h) The Company agrees (i) to pay any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise in respect of this Agreement or the Notes, and (ii) that absent a change in applicable U.S. tax law after the date hereof, it will not treat any conversion of the Notes into Conversion Shares pursuant to the terms of Section 4 as a taxable transaction for U.S. federal income tax purposes without the prior written consent of the Purchasers (not to be unreasonably withheld, conditioned or delayed).

(i) Except as otherwise required by a governing U.S. federal, state, or local tax authority, the Company and each Purchaser agrees to treat each of the Notes, for U.S. federal income tax purpose, as a convertible debt instrument that is not subject to the application of the rules of Treasury Regulation Section 1.1275-4. For U.S. federal income tax purposes, the Company and each Purchaser hereby agrees to treat (i) the Notes as issued with original issue discount and (ii) except as otherwise required by a governing U.S. federal, state or local tax authority (x) the issue price of the Notes as the original principal amount and, except as subsequently redetermined pursuant to Treasury Regulation Section 1.1272-1(c)(6), the yield on the Notes as 6% compounded annually from the time of issuance to the Maturity Date (this clause (ii) constituting the payment schedule for purposes of this Section 13.13(i)). The Company and each Purchaser agree to file all tax returns in accordance with such treatment and not to take any position inconsistent with such treatment on any tax return, refund claim, or other tax filing unless otherwise required by a governing U.S. federal, state or local tax authority.

(j) The Company shall not merge, convert or take any other action that could result in the Company being classified as an entity other than an entity classified as a corporation for U.S. federal income tax purposes.

(k) The obligations set forth in this Section 13.13 will survive the termination of this Agreement.

13.14 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, then, subject to the immediately succeeding sentence, the Company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save it and any of its agents harmless and such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the UCC have been satisfied, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 13.14, the Company may require payment by the applicable Purchaser of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 13.14 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 13.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

13.15 Accounting Matters. It is the intent of the parties hereto that this Agreement and the Notes will not give rise to derivative or “mark-to-market” liability accounting. To the extent that such accounting treatment is required, the parties will use commercially reasonable efforts to make such modifications to the Agreement and the Note as may be reasonably required to eliminate such accounting treatment, provided that no such revisions shall substantively affect the rights or obligations of the parties hereunder.

14. REGISTRATION RIGHTS OF PURCHASERS.

14.1 Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 45 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement (the “Registration Statement”) under the Securities Act on appropriate form covering the resale of the full amount of the Conversion Shares (the “Registrable Securities”). If eligible, the Company shall file the Registration Statement on Form S-3 ASR pursuant to Rule 462(e) under the Securities Act. If the Company is not at the time of filing eligible to use Rule 462(e) under the Securities Act, then the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (a) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date, or (b) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than three Business Days following the Commission indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the Commission (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit B; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Requisite Purchasers.

14.2 Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If either: (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the Effectiveness Deadline, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than (i) during an Allowable Grace Period or (ii) if the Registration Statement is on Form S-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement additional interest (“Additional Interest”) on the Notes in the same manner as the interest on such Note pursuant to Section 3.2 for each day (x) from the day a Filing Failure occurs until such Filing Failure is cured; (y) from the day an Effectiveness Failure occurs until such Effectiveness Failure is cured; and (z) from the day a Maintenance Failure occurs until such Maintenance Failure is cured (each such period referred to in clause (x), (y) or (z), a “Failure Period”). Additional Interest will accrue at a rate per annum equal to 0.25% for the first 90 days of any Failure Period and thereafter at a rate per annum equal to 0.50%. No Additional Interest shall be required following the termination of the Reporting Period.

14.3 Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 14.3, the Staff refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 14.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No Additional Interest shall accrue as to any Cut Back Securities until such date as the Company is able to effect the registration of such Cut Back Securities in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Securities). From and after the Restriction Termination Date applicable to any Cut Back Securities, all of the provisions of this Section 14 (including the Additional Interest provisions in Section 14.2) shall again be applicable to such Cut Back Securities; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Securities shall be twenty (20) Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Securities shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement.

14.4 Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 14.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations (to the extent applicable):

(a) The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c) Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver one copy of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f) [Reserved.]

(g) [Reserved.]

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless and solely to the extent (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchasers and allow the Purchasers, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(i) The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(j) If requested by a Purchaser, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within two (2) Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has been declared effective by the Commission.

(n) Notwithstanding anything to the contrary herein, at any time after the Effectiveness Deadline, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; provided further, that the Grace Periods shall not exceed an aggregate of thirty (30) Trading Days during any 365-day period and the first day of any Grace Period must be at least fifteen (15) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 14.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 14.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(o) Neither the Company nor any Subsidiary or Affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Permitted Exchange without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

14.5 Obligations of the Purchasers.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of any information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, including the completion of a selling shareholder questionnaire.

(b) Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 14.4(e) or the first sentence of Section 14.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 14.4(e) or the first sentence of Section 14.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 14.4(e) or the first sentence of Section 14.4(d) and for which the Purchaser has not yet settled.

(d) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

14.6 Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 14, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchasers.

14.7 Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell Registrable Securities to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b) file with the Commission in a timely manner all reports and other documents (other than Current Reports on Form 8-K) required of the Company pursuant to Section 13 or 15(d) of the Exchange Act; and

(c) furnish to the Purchasers, so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell Registrable Securities pursuant to Rule 144 without registration.

14.8 Assignment of Registration Rights. The rights under this Section 14 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement, including without limitation, Section 13.3(a) hereof. Following any such transfer in accordance with this Section 14.8, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling shareholder table contained in the Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.

14.9 Indemnification.

(a) Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), the Principal Purchaser, each Purchaser’s and the Principal Purchaser’s respective officers and directors, partners, members, employees and each person controlling such Purchaser and the Principal Purchaser within the meaning of Section 15 of the Securities Act (each, a “Purchaser Indemnified Party”), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse each such Purchaser and Principal Purchaser, each of its respective officers and directors, partners, members, employees and each person controlling such Purchaser and the Principal Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser, the Principal Purchaser or controlling person, and stated to be specifically for use therein, (B) the use by a Purchaser or the Principal Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser or Principal Purchaser in writing that the prospectus is outdated or defective or (C) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such prospectus or supplement.

(b) Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act (“Company Indemnified Parties”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein, or (ii) any violation by such Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and, in each case, such Purchaser will reimburse the Company Indemnified Parties for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the indemnity agreement contained in this Section 14.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser. The liability of any Purchaser for indemnification under this Section 14.9(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c) Notice and Procedure. Each party entitled to indemnification under this Section 14.9 (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 14.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by such Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 14.9 was available to such party in accordance with its terms.

(e) Survival. The obligations of the Company and the Purchasers under this Section 14.9 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 14.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

ALLURION TECHNOLOGIES, INC., as the Company

By: _/s/ Shantanu Gaur________________
Name: Shantanu Gaur
Title: Chief Executive Officer

Address: 11 Huron Drive
Suite 200
Natick, MA 01760

Email: cgeberth@allurion.com;
sgaur@allurion.com

Signature Page to Note Purchase Agreement

ACQUIOM AGENCY SERVICES LLC, as the Collateral Agent

By: _/s/ Shon McCraw-Davis___________

Name: Shon McCraw-Davis

Title: Director

Address: 950 17th St Suite 1400, Denver, CO

80202

Attn: Shon McCraw-Davis

Email: SMccrawDavis@srsacquiom.com

Signature Page to Note Purchase Agreement

RTW INVESTMENTS, LP, as the Principal Purchaser

By: _/s/ Roderick Wong______________

Name: Roderick Wong, M.D.

Title: Managing Partner

Address: 40 10th Avenue, Floor 7

New York, New York 10014

Email: legalops@rtwfunds.com

Signature Page to Note Purchase Agreement

RTW MASTER FUND, LTD., as a Purchaser

By: __/s/ Darshan Patel_________________
Name: Darshan Patel
Title: Director

Address: 40 10th Avenue, Floor 7

New York, New York 10014

Email: legalops@rtwfunds.com

Note Principal Purchased at Closing:

$___26,458,723.00___________________

Signature Page to Note Purchase Agreement

RTW INNOVATION MASTER FUND, LTD., as a Purchaser

By: _/s/ Darshan Patel_________________
Name: Darshan Patel
Title: Director

Address: 40 10th Avenue, Floor 7

New York, New York 10014

Email: legalops@rtwfunds.com

Note Principal Purchased at Closing:

$___20,323,625.00_____________

Signature Page to Note Purchase Agreement

RTW BIOTECH OPPORTUNITIES OPERATING LTD., as a Purchaser

By: RTW Investments, LP, its Investment Manager

By: _/s/ Roderick Wong ________________
Name: Roderick Wong, M.D.
Title: Managing Partner

Address: 40 10th Avenue, Floor 7

New York, New York 10014

Email: legalops@rtwfunds.com

Note Principal Purchased at Closing:

$__1,217,652.00__________________

Signature Page to Note Purchase Agreement

Schedule I

The following table sets forth the number of Adjustment Shares by which the Conversion Rate shall be increased pursuant to Section 4.6 based on the Stock Price and the dates set forth below.

Schedule II
Post-Closing Date Matters

1.
As soon as reasonably practicable following the Closing Date and in any event within sixty (60) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Collateral Agent shall have received evidence satisfactory to it that all Deposit Accounts, Securities Accounts, Commodity Accounts, lockboxes or other similar accounts of each Company Party (other than Excluded Accounts) are Controlled Accounts.
2.
As soon as reasonably practicable following the Closing Date and in any event within sixty (60) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Collateral Agent shall have received a landlord consent or bailee letter satisfactory to it with respect to the properties located at 8 Erie Drive, Natick, MA 01760, 11 Huron Drive, Natick, MA 01760, 3 Huron Drive, Natick, MA 01760 and 577 Main St, Hudson, MA 01749, in each case, in form and substance satisfactory to the Collateral Agent.
3.
As soon as reasonably practicable following the Closing Date and in any event within thirty (30) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Collateral Agent shall have received endorsements related to the certificates of insurance required to be maintained pursuant to Section 7.3 naming the Collateral Agent, for the benefit of itself and the Purchasers and the Principal Purchaser, as additional insured and lender loss payee thereunder in form and substance reasonably satisfactory to the Purchasers, the Principal Purchaser and the Collateral Agent.
4.
As soon as reasonably practicable following the Closing Date and in any event within five (5) Business Days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Controlling Authorized Representative (as defined in the Intercreditor Agreement) shall have received certificated Equity Interests in respect of the Equity Interests in Allurion UK Ltd together with an undated transfer power executed in blank in form and substance reasonably satisfactory to the Purchasers, the Principal Purchaser and the Collateral Agent.
5.
As soon as reasonably practicable following the Closing Date and in any event within thirty (30) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Collateral Agent and the Principal Purchaser shall have received evidence satisfactory to it that the appropriate filings have been made with the U.S. Patent and Trademark Office, the U.S. Copyright Office and the corresponding international intellectual property offices to update the ownership for all Patents, Copyrights and Trademarks listed on Exhibit A to the Perfection Certificate (as defined in the Note Purchase Agreement) to Allurion Technologies, LLC.
6.
As soon as reasonably practicable following the Closing Date and in any event within sixty (60) days after the Closing Date (or such longer period as the Collateral Agent (acting at the direction of the Principal Purchaser) may agree), the Collateral Agent and the Principal

Purchaser shall have received pledge documentation with respect to Allurion France and security documentation with respect to Allurion Australia, together with customary Australian and French law legal opinions and perfection documentation, in each case, in form and substance acceptable to the Collateral Agent.

Schedule III
Individuals of the Company

1.
Shantanu Gaur, Chief Executive Officer
2.
Christopher Geberth, Chief Financial Officer
3.
Ram Chuttani, Chief Medical Officer
4.
Brendan Gibbons, Chief Legal Officer

Schedule IV
Subsidiaries of the Company

Name of Subsidiary	Owner	Jurisdiction of Organization	Percentage Ownership by Owner
Allurion Technologies, LLC	Allurion Technologies, Inc.	Delaware	100%
Allurion Australia Pty Ltd.	Allurion Technologies, LLC	New South Wales	100%
Allurion France SAS	Allurion Technologies, LLC	France	100%
Allurion Hong Kong Ltd.	Allurion Technologies, LLC	Hong Kong	100%
Allurion Italy, Srl	Allurion Technologies, LLC	Italy	100%
Allurion Mexico S. de R.L de C.V.	Allurion Technologies, LLC	Mexico	99%
Allurion Mexico S. de R.L de C.V.	Allurion UK Ltd.	Mexico	1%
Allurion Spain, Srl	Allurion Technologies, LLC	Spain	100%
Allurion UK Ltd.	Allurion Technologies, LLC	United Kingdom	100%
Allurion Middle East Medical Instruments Trading LLC	Allurion Technologies, LLC	United Arab Emirates	49%

Allurion Middle East Medical Instruments Trading LLC	Shuraa Management & Consultancy, LLC	United Arab Emirates	51%

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

THIS NOTE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ALLURION TECHNOLOGIES, INC., A DELAWARE CORPORATION (THE “COMPANY”), THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, IF SUCH EXEMPTION IS AVAILABLE, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, STATED REDEMPTION PRICE AT MATURITY AND YIELD TO MATURITY, PLEASE CONTACT THE COMPANY AT THE COMPANY’S OFFICE, ATTENTION: [ ].

Allurion Technologies, Inc.

6.0% Convertible Senior Secured Notes due 2031

Principal Amount $ [ ]

Allurion Technologies, Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal amount of [add principal amount in words] $[ ], on the seventh anniversary of the Closing Date (the “Maturity Date”).

Interest Payment Dates: March 31, June 30, September 30, and December 31 of each year, commencing on June 30, 2024.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Allurion Technologies, Inc. has caused this instrument to be signed manually or electronically by one of its duly authorized Officers.

ALLURION TECHNOLOGIES, INC.

By: ______________________________

Name:

Title:

[FORM OF REVERSE OF NOTE]

Allurion Technologies, Inc.

6.0% Convertible Senior Secured Notes due 2031

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Note Purchase Agreement dated as of April 14, 2024 (the “Note Purchase Agreement”) by and among the Company, the Purchasers party thereto, and Acquiom Agency Services LLC, as collateral agent for the Purchasers and the Principal Purchaser, and reference is hereby made to the Note Purchase Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Note Purchase Agreement and this Note, the terms of the Note Purchase Agreement shall govern.

The Notes will bear cash interest at a rate of 6.0% per year until maturity (the “Cash Interest”) except as otherwise provided in Section 10.5(h). Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the Closing Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will be paid quarterly in arrears on each Interest Payment Date. Notwithstanding the foregoing, on or prior to the third anniversary of the Closing Date, the Company may elect to defer payment of accrued but unpaid interest on the unpaid principal amount of the Notes and the amount of such deferred accrued but unpaid interest shall be added to the principal amount of the outstanding Notes (the “PIK Interest”). The Company shall be required to give written notice to the Principal Purchaser to elect no later than five (5) Business Days prior to each Interest Payment Date prior to the third anniversary of the Closing Date whether it shall pay Cash Interest or PIK Interest. If the Company fails to give timely written notice to elect a form of interest payment, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date. Any PIK Interest on the Notes will increase the principal amount of the Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). Any references to the principal amount of any Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear interest on such increased principal amount from and after the date of such increase. Notwithstanding anything to the contrary in this Note Purchase Agreement or the Notes, the payment of accrued and unpaid interest in connection with any redemption of the Notes pursuant to Section 10.5 or on the Maturity Date shall be made solely in cash.

This Note does not benefit from a sinking fund.

As provided in and subject to the provisions of the Note Purchase Agreement, upon the occurrence of a Fundamental Change the holder of this Note will have the right, at such holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1.00 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1.00 in excess thereof, into an amount of shares of Common Stock and cash in lieu of fractional interests in shares of Common Stock as determined in accordance with Article 4 of the Note Purchase Agreement. Accrued but unpaid interest on a Note will be paid in respect of Notes submitted for conversion in accordance with Section 4.3 of the Note Purchase Agreement.

As provided in and subject to the provisions of the Note Purchase Agreement, the Company has the right to redeem the Notes.

The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be effected under the Note Purchase Agreement at any time by the Company, the Principal Purchaser and the Requisite Purchasers. The Note Purchase Agreement also contains provisions permitting the Requisite Purchasers to waive certain past defaults under the Note Purchase Agreement and their consequences. Any such waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder of this Note shall not have the right to institute any proceeding with respect to the Note Purchase Agreement, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such holder shall have previously given the Principal Purchaser written notice of a continuing Event of Default with respect to the Note, Purchasers holding at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Principal Purchaser a written request that the Principal Purchaser pursue a remedy with respect to such Event of Default and offered the Principal Purchaser indemnity satisfactory to it, and the Principal Purchaser shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, and shall not have received from the Requisite Purchasers a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, and the amount of shares of Common Stock due upon conversion of this Note or after the respective due dates expressed in the Note Purchase Agreement.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of shares of Common Stock due upon conversion of this Note at the time, place and rate, and in the coin and currency herein prescribed.

As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof. As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Notes are guaranteed as set forth in the Guaranty.

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require proof of payment of any transfer tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Note Purchase Agreement shall have the meanings assigned to them in the Note Purchase Agreement. If any provision of this Note limits, qualifies or conflicts with a provision of the Note Purchase Agreement, such provision of the Note Purchase Agreement shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Allurion Technologies, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (whose principal amount equals $1,000 or an integral multiple of $1.00 in excess thereof) below designated, into an amount of shares of Common Stock and cash in lieu of fractional interests in shares of Common Stock in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Note Purchase Agreement, if this notice is being delivered during the period after the Close of Business on a regular Record Date to the Open of Business on the Interest Payment Date corresponding to such regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Note Purchase Agreement.

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered holder of this Note.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:

Signature(s)

(Sign exactly as such Person’s name appears above)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Allurion Technologies, Inc.

The undersigned registered owner of this Note hereby requests and instructs Allurion Technologies, Inc. to pay to the registered holder hereof, in accordance with the applicable provisions of the Note Purchase Agreement referred to in this Note, the Fundamental Change Purchase Price on the Fundamental Change Purchase Date pursuant to Section 10.1 of such Note Purchase Agreement.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, _____________________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The undersigned hereby certifies that such transfer complies with Section 13.3 of the Note Purchase Agreement.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

□ To Allurion Technologies, Inc. or a subsidiary thereof; or

□ Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

□ To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended, if such exemption from registration is available; or

□ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided that if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:

____________________________________

____________________________________

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B

PLAN OF DISTRIBUTION

The selling stockholders, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

• to or through underwriters or broker-dealers;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

EXHIBIT C

FORM OF SECURITY AGREEMENT

[See Attached]

EXHIBIT D

FORM OF GUARANTY

[See Attached]

EXHIBIT E

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

[See Attached]

EXHIBIT F

FORM OF PERFECTION CERTIFICATE

[See Attached]

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

[See Attached]